Exhibit 99

BUNKER HILL MINING CORP.

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

WITH RESPECT TO

THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 29, 2022

Dated June 28, 2022

Bunker Hill Mining Corp.

82 Richmond St East

Toronto, Ontario M5C 1P1

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that an annual general meeting of shareholders (“Shareholders”) of Bunker Hill Mining Corp. (the “Company”) will be held at the offices of the Company’s solicitors, Peterson McVicar LLP, 18 King Street East, Suite 902, Toronto, Ontario M5C 1C4 at 12:00 p.m. (Toronto time) on July 29, 2022 (the “Meeting”) for the following purposes, all as more particularly described in the enclosed management information circular (the “Circular”):

1.	to receive the financial statements of the Company, together with the auditors’ report thereon, for the financial year ended December 31, 2021;

2.	to appoint MNP LLP, Chartered Professional Accountants as independent auditors of the Company to hold office until the next annual general meeting of the Shareholders at a remuneration to be fixed by the board of directors of the Company;

3.	to elect the directors of the Company for the ensuing year;

4.	to consider and, if deemed advisable, to pass, with or without amendment, a resolution to amend the Company’s articles of Incorporation to increase the Company’s authorized share capital from 750,000,000 common shares to 1,500,000,000 common shares with the same par value of $0.00001 per common share;

5.	to consider and, if thought appropriate, pass, with or without variation, an ordinary resolution providing the directors of the Corporation with discretion without further shareholder action to consolidate the issued and outstanding common shares of the Company on the basis of up to fifty (50) pre-consolidation common shares for every one (1) post-consolidation common share;

6.	to consider and, if deemed advisable, to pass, with or without amendment, a resolution to approve an amendment to the Corporation’s RSU Plan so as to replenish the maximum number of RSUs issuable under the Corporation’s RSU Plan; and

7.	to transact such other business as may properly come before the Meeting, or any adjournments thereof.

The nature of the business to be transacted at the Meeting is described in further detail in the Circular under the section entitled Matters to be Acted Upon at the Meeting.

The record date for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournments or postponements thereof is June 23, 2022 (the “Record Date”). Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of, and to vote, at the Meeting or any adjournments or postponements thereof.

Voting

All Shareholders are invited to attend the Meeting and may attend in person or may be represented by proxy. A “beneficial” or “non-registered” Shareholder will not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his/her/its broker; however, a beneficial Shareholder may attend the Meeting as proxyholder for the registered Shareholder and vote the common shares in that capacity. Only Shareholders as of the Record Date are entitled to receive notice of and vote at the Meeting. Shareholders who are unable to attend the Meeting in person, or any adjournments or postponements thereof, are requested to complete, date and sign the enclosed form of proxy (registered holders) or voting instruction form (beneficial holders) and return it in the envelope provided. To be effective, the enclosed form of proxy or voting instruction form must be mailed or faxed so as to reach or be deposited with Capital Transfer Agency (in the case of registered holders) at 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2, Fax Number: 416-350-5008, prior to 12:00 p.m. (Toronto time) on July 27, 2022, failing which such votes may not be counted, or your intermediary (in the case of beneficial holders) with sufficient time for them to file a proxy by 12:00 p.m. (Toronto time) on July 27, 2022.

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DATED this 28th day of June, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Sam Ash”

Sam Ash
President and Chief Executive Officer

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BUNKER HILL MINING CORP.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR IS BEING FURNISHED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF BUNKER HILL MINING CORP. (the “Company” or “Corporation”) of proxies to be used at the annual general and special meeting of shareholders (the “Shareholders”) of the Company (the “Meeting”) and any adjournments thereof, to be held at the offices of the Company’s solicitors, Peterson McVicar LLP, 18 King Street East, Suite 902, Toronto, Ontario M5C 1C4 at 12:00 p.m. (Toronto time) on July 29, 2022, for the purposes set forth in the notice of Meeting (the “Notice of Meeting”). Proxies will be primarily solicited by mail and may also be personally solicited or solicited by telephone by the directors and/or officers of the Company, at nominal cost. The cost of solicitation will be borne by the Company.

The Company may also pay the reasonable costs incurred by persons who are the registered but not the beneficial owners of shares of common stock in the capital of the Company (the “Common Shares”) (such as brokers, dealers, other registrants under applicable securities laws, nominees and/or custodians) in sending or delivering copies of this management information circular (the “Circular”), the Notice of Meeting and form of proxy (the “Proxy”) to the beneficial owners of such Common Shares. The Company will provide, without cost to such persons, upon request to the Chief Financial Officer of the Company, additional copies of the foregoing documents required for this purpose.

No person is authorized to provide any information or to make any representation other than those contained in this Circular and, if given or made, such information or representation shall not be relied upon as having been authorized.

APPOINTMENT, VOTING AND REVOCATION OF PROXIES

APPOINTMENT

The individuals named in the Proxy are directors and/or officers of the Company (the “Management Designees”). A Shareholder wishing to appoint some other person (who need not be a Shareholder) to represent the Shareholder at the Meeting has the right to do so, either by striking out the names of those persons named in the Proxy and inserting the desired person’s name in the blank space provided in the Proxy or by completing another form of proxy. Such Shareholder should first notify such person of his/her/its appointment and obtain his/her/its consent to act as a proxyholder. In any case, the Proxy should be dated and executed by the Shareholder or his/her/its attorney authorized in writing or, if the Shareholder is a Company, by an officer or attorney thereof duly authorized.

To be valid, the Proxy must be received by the Company’s transfer agent, Capital Transfer Agency (“Capital”) at its Toronto office by fax at 416-350-5008 or by mail or hand delivery at 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2, no later than 48 hours prior to the Meeting or adjournment thereof or delivered to the Chairman at the Meeting or adjournment thereof.

VOTING

Each Shareholder may instruct his/her/its proxy how to vote their Common Shares by marking the Proxy as applicable. All Common Shares represented at the Meeting by properly executed Proxies will be voted for, against or withheld from voting (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted in accordance with such specification. In the absence of any such specification of voting on the Proxy, the Management Designees named in the Proxy, will vote in favour of the matters set out therein.

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The Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the persons appointed proxyholders thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date hereof, the Company is not aware of any amendments to, variations of, or of other matters which may be presented to the Meeting.

If your Common Shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote by proxy may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card. Any Proxy may be revoked at any time prior to its exercise at the Meeting. See “Advice to Beneficial Shareholders” below.

REVOCATION OF PROXY

In addition to the revocation in any other manner permitted by law, a Shareholder who has given a Proxy may revoke it, at any time before it is exercised in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes, by instrument in writing executed by the Shareholder or by his/her/its attorney authorized in writing and deposited either at the registered office of the Company or its Canadian transfer agent at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the Proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof and before any vote in respect of which the proxy is to be used shall have been taken or in any other manner permitted by law. A revocation of a Proxy does not affect any matter on which a vote has been taken prior to such revocation.

ADVICE TO BENEFICIAL SHAREHOLDERS

Only registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. The information set forth in this section is of significant importance to many Shareholders as a substantial number of Shareholders do not hold their Common Shares in their own name. Most of the Shareholders of the Company are “non-registered” Shareholders as their Common Shares are not registered in their own names but rather are instead registered in the name of a bank, trust company or brokerage firm from whom they purchased the Common Shares (referred to in this Circular as “Beneficial Shareholders”). Such Shareholders should note that only Proxies deposited by Shareholders whose names appear on the records maintained by the Company’s registrar and transfer agent as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If the Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name. Such Common Shares are more likely to be registered under the names of the Shareholder’s broker or an agent of that broker. In the United States, the vast majority of such Common Shares are registered in the name of CEDE & Co. (the registration name for The Depository Trust Company, which acts as nominee for many U.S. brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for, against or withheld from voting resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients. The directors and officers of the Company do not know for whose benefit the Common Shares registered in the name of CEDE & Co. are held. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc. (“CDS”), which acts as nominee for many Canadian banks, trust companies and brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for, against or withheld from voting resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients. The directors and officers of the Company do not know for whose benefit the Common Shares registered in the name of CDS are held. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person well in advance of the Meeting.

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Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The purpose of the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is limited to instructing the registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically prepares a machine-readable voting instruction form (a “VIF”), mails the VIF to the Beneficial Shareholders and requests the Beneficial Shareholders to return the VIF forms to Broadridge or otherwise communicate voting instructions to Broadridge by way of the Internet or telephone. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a VIF from Broadridge cannot use that form to vote directly at the Meeting. The VIF must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted. If you have any questions with respect to the voting of Common Shares held through a broker or other intermediary, please contact your broker or other intermediary directly for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his/her/its broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered Shareholder and vote the Common Shares in that capacity. If a Beneficial Shareholder wishes to attend and vote at the Meeting in person, the Beneficial Shareholder must insert his/her/its own name as appointee in the blank space of the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Beneficial Shareholders fall into two categories: those who object to their identity being made known to the issuers of securities which they own (“Objecting Beneficial Owners” or “OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“Non-Objecting Beneficial Owners” or “NOBOs”). Subject to the provisions of NI 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), issuers may request and obtain a list of their NOBOs from intermediaries. Pursuant to NI 54-101, issuers may obtain and use the NOBO list in connection with any matter relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. The Company is sending this Circular, Notice of Meeting, Proxy and request card for interim and annual materials (collectively, the “Meeting Materials”) directly to the NOBOs. The Company will not use and pay intermediaries and agents to send the Meeting Materials and also intends to pay for intermediaries to deliver the Meeting Materials to the OBOs. These Meeting Materials are being sent to both registered Shareholders and Beneficial Shareholders. If you are a Beneficial Shareholder, and the Company or its transfer agent has sent these materials directly to you, your name and address and information about your holdings of your Common Shares, has been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

All references to Shareholders in this Circular and the Proxy and Notice of Meeting are to Shareholders as at the Record Date unless specifically stated otherwise.

RECORD DATE

The Company has fixed June 23, 2022 as the record date (the “Record Date”) for the purposes of determining holders of Common Shares entitled to receive notice of the Meeting. Registered holders of Common Shares, as shown on the Shareholders’ list prepared as of the Record Date will be entitled to vote such Common Shares at the Meeting on the basis of one vote for each Common Share held.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in any matter to be acted upon at the Meeting.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

The authorized capital of the Company consists of 750,000,000 Common Shares with a par value of $0.000001 per Common Share and 10,000,000 preferred shares with a par value of $0.000001 per preferred share.

On May 23, 2019, the Company effected a consolidation of its issued and outstanding share capital on the basis of one

(1) post-consolidation share for each ten (10) pre-consolidation common shares.

As of the date hereof, the Company had 216,258,089 fully paid and non-assessable Common Shares issued and outstanding, each of such Common Share carrying the right to one vote.

PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the directors and executive officers of the Company, as of the date hereof, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to all outstanding Common Shares.

As at the date of this Circular, the directors and officers of the Corporation own or control directly or indirectly, in the aggregate, 11,582,148 Common Shares which represents approximately 5.36% of the issued and outstanding Common Shares of the Corporation.

DATE OF INFORMATION

Unless otherwise specified herein, the information contained in this Circular is given as of June 28, 2022.

CURRENCIES

The Company’s financial statements are reported in United States dollars, the functional currency. In this Circular, unless otherwise indicated, all dollar amounts (“$” or “US$”) are expressed in United States dollars and references to “CDN$” or “C$” are to Canadian dollars.

MATTERS TO BE ACTED UPON AT THE MEETING

ITEM 1 - FINANCIAL STATEMENTS

The Financial Statements will be presented at the Meeting, along with the auditor’s report thereon, however, no vote with respect thereto is required. The Financial Statements are filed with the United States Securities and Exchange Commission (the “SEC”) via EDGAR on the SEC’s website at www.sec.gov in its Annual Report of Form 10-K for the fiscal year ended December 31, 2021, and on SEDAR at www.sedar.com, and are available on the Company’s website at www.bunkerhillmining.com and for those Shareholders who have requested a copy.

ITEM 2 - APPOINTMENT OF AUDITORS

MNP LLP, Chartered Professional Accountants (“MNP”) are the independent registered certified accountants of the Company. Management proposes that MNP be re-appointed as the Company’s auditors to hold office until the next annual meeting of Shareholders, at a remuneration to be fixed by the board of directors of the Company (the “Board”). MNP were first appointed auditors of the Corporation effective September 2, 2014.

Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Common Shares represented by such proxy are to be withheld or voted otherwise, the persons named in the accompanying proxy will vote FOR the appointment and ratification of MNP as auditors of the Company to hold office until the next annual meeting of Shareholders or until a successor is appointed and to authorize the Board to fix the remuneration of the auditors.

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ITEM 3 - ELECTION OF DIRECTORS

The nominees for election to Bunker Hill’s Board are experienced mining and businesss leaders well suited to provide oversight to the Company as it continues the next phase of its development. The Board. currently consists of six (6) directors. At the Meeting, the six (6) persons named in the section “Nominees” below, give of whom, namely, Sam Ash, Dickson Hall, Cassandra Joseph, Pamela Saxton and Richard Williams are incumbent directors and will be proposed for reelection as directors of the Company.

Each director elected will hold office until the close of the next annual meeting of Shareholders of the Corporation, or until his/her successor is duly elected unless prior thereto, he/she resigns, or his/her office becomes vacant by reason of death or other cause. In order to be effective, this resolution requires the approval of not less than 50% of the votes cast by Shareholders represented at the Meeting in person or by proxy. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the Proxy to vote the Proxy for the election of any other person or persons in place of any nominee or nominees unable to serve.

Shareholders have the option to: (i) vote for all of the directors of the Company listed in the table below; (ii) vote for some of the directors and withhold for others; or (iii) withhold for all of the directors. Unless the Shareholder has specifically instructed in the enclosed form of Proxy that the Common Shares represented by such Proxy are to be withheld or voted otherwise, the persons named in the accompanying Proxy will vote FOR the election of each of the proposed nominees set forth below as directors of the Company.

Nominees

The following table contains certain information, as at the date hereof, in connection with the persons proposed for nomination as directors. The principal occupation and Common Shares beneficially owned, or over which control or direction is exercised by the nominees, directly or indirectly, for election as directors is in each instance based upon information provided by the person to whom such information relates.

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Name, Province or State and Country of Residence, Position(s) Held with the Corporation	Present Principal Occupation and/or Positions held During the Preceding Five Years	Date First Became a Director	Number of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly (1)
Sam Ash
Idaho, United States President and Chief Executive Officer and Director	Partner of Barrick Gold Corp. (from 2015 to 2020)	May 14, 2020	1,088,503
Dickson Hall
British Columbia, Canada Director and Member of the Compensation, Govervance & Nominations and Audit Committees	Partner of Valuestone Advisory Ltd. (from August 2016 to present); Consultant with Hunter Dickinson Inc. 2005 to 2016	January 5, 2018	318,000
Cassandra Joseph
Nevada, USA Lead Independent Director, Chair of the Compensation Committee, and Chair of the Governance and Nominrations Committees	Director of Cypress Development Corp. (from June 2021 to present); Director of Gold Standard Ventures Corp. (from June 2021 to present); Senior Vice President, General Counsel and Corporate Secretary for Nevada Copper Corp. (from May 2019 to present); Associate General Counsel for Tahoe Resources Inc. (May 2015 to March 2019)	November 2, 2020	231,000
Mark Cruise
British Columbia, Canada Director and Proposed Member of the Audit Committee	COO and CEO New Pacific Metals Corp. (from October 2019 to January 2022). CEO of Trevali Mining Corporation (from 2008 to 2019); Chairperson of Whitehorse Gold Corp. (from 2020 -2022); Founder and Director at Velocity Minerals (from 2017 – present).	June 30, 2022	Nil
Pamela Saxton
Colorado, USA Director, Chair of the Audit Committee and member of the Compensaton and Governance & Nominssations Committees	Director of Timberline Resources Corp. (from May 2021 to present); North American Advisory Board member for Damstra Holdings Limited – Damstra Technology (from February 2021 to present); Director of Aquila Resources Inc. (from June 2019 to present); past Director of Pershing Gold Corp. (from November 2017 to April 2019); Vice-President and Trustee of Viola Vestal Coulter Foundation (from January 2017 to present); Executive VP and CFO of Thompson Creek Metals Company Inc. (August 2008 to October 2016)	October 30, 2020	231,000
Richard Williams
Ontario, Canada Executive Chairman	Non-Executive Director of Trevali Mining Corporation (from June 2019 to present), Partner and Chief Operating Officer of Barrick Gold Corp. (until Nov 2017).	March 27, 2020	2,026,613

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Notes:

(1)	The information with respect to the Common Shares beneficially owned, controlled or directed is not within the direct knowledge of the Company and has been obtained from SEDI or furnished by the respective individuals. This table does not include Common Shares underlying unexercised stock options and warrants.

Richard Williams is the Executive Chairman and a Director of the Company. Mr. Williams is an Executive with an established track-record of transformational leadership within the Mining Industry and other demanding environments. He is currently a Non-Executive Director of Trevali Mining Corporation and an advisor to companies facing complex operational, political or ESG challenges. Formerly the Chief Operating Officer of Barrick Gold Corporation and the company’s Executive Envoy to Tanzania, he has also served as Chief Executive Officer of the Afghan Gold and Minerals Company and as a Non-Executive Director of Gem Diamonds Limited. Prior to his commercial mining experience, Mr. Williams served as the Commanding Officer of the British Army’s Special Forces Regiment, the SAS. He holds an MBA from Cranfield University, a BSc in Economics from University College London and an MA in Security Studies from Kings College London.

Sam Ash was a Partner from 2015 to 2020 at Barrick Gold Corp. (“Barrick”) and held various roles over the nine years employed there. This includes three years as General Manager of the Lumwana Copper Mine in Zambia, Technical Support Manager to Barrick’s Copper Business Unit, General Support Manager on the Cortez Mine in Nevada and Chief Engineer leading the roll-out of new Underground Mining standards in the USA and Tanzania. Prior to his time at Barrick, Mr. Ash served as Manager of New Operations for Veris Gold Corp. (formerly, Yukon- Nevada Gold Corp.) primarily on the Jerritt Canyon Mine in Nevada, and also as an Underground Mine Supervisor with Drummond Company, Inc. He has recently completed his Masters’ Degree in Leadership and Strategy at the London Business School and has a BS in Mining Engineering from the University of Missouri Rolla.

Dickson Hall is a Director of the Company. Mr. Hall is a partner in Valuestone Advisory Limited, manager of Valuestone Global Resources Fund 1, a mining fund associated with Jiangxi Copper Corporation and China Construction Bank International. Mr. Hall has more than 40 years’ experience in the resource field, much of it in Asia. From 2005 to 2016 he directed corporate development efforts in Asia for Hunter Dickinson Inc. raising capital, establishing strategic partnerships and broadening the Asian shareholder base for HDI public companies. He was Senior Vice President of Continental Minerals Corporation which developed the Xietongmen copper-gold project in Tibet, China before selling to China’s Jinchuan Group in 2011 for $446 million. Mr. Hall is also a director and Investment Committee member of Can-China Global Resources Fund, an energy and mining fund backed by the Export-Import Bank of China. He is or has been a director of various resource and non-resource companies. Mr. Hall is a graduate of the University of British Columbia (BA, MA) and has diplomas from Beijing University and Beijing Language Institute.

Cassandra Joseph is an American lawyer with extensive experience of managing the commercial relationship between mining companies and environmental regulators. She is currently Senior Vice President, General Counsel and Corporate Secretary for Nevada Copper Corp., having previously been Associate General Counsel for Tahoe Resources Inc. until it was acquired by Pan American Silver Corp. in 2019. Before this, she worked for the Attorney Generals of California and Nevada, as Deputy and Senior Deputy Attorney General, and as a partner in Watson Rounds PLC (now Brownstein Hyatt Farber Schreck LLP). Educated at Santa Clara University, and University of California at Berkeley, she was called to the State Bar of California in 1999; the US Court of Appeals, Ninth Circuit in 2001; State Bar of Nevada in 2005; and the US Supreme Court, US Court of Appeals and Federal Circuit in 2007.

Mark Cruise is a professional geologist with over 25 years of international mining and exploration experience. A former polymetallic commodity specialist with Anglo American plc, Dr Cruise founded and was Chief Executive Officer of Trevali Mining Corporation which he grew from a initial discovery to a globally significant base metal producer with operations in the Americas and Africa.. Further, he has previously served as Vice President Business Development and Exploration, COO and CEO for several TSX, TSX-Venture and NYSE-Americas listed exploration and development Companies. Mark has Served on 9 Boards over 14 years for various TSX-V, TSX and NYSE- Americas listed Exploration, Development and Producing Companies with market capitalizations ranging from tens of millions to in-excess of US $1 billion dollars.

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Pam Saxton is an experienced Mining Company Executive and Director. She is currently on the Board of Aquila Resources Inc. and Timberline Resources Corporation, and was previously Board Member and Audit Committee Chair at Pershing Gold Corporation. She also serves on a North American Advisory Board for Damstra Holdings Limited – Damstra Technology. As an Executive she has served as CFO for Thompson Creek Metals Company and NewWest Gold Corporation, both in Colorado. Having started her professional life working as an auditor for Arthur Anderson LLP in Denver, her career has included senior finance appointments in the American Natural Resources Industry including serving as VP Finance for Franco-Nevada Corporation’s US Operations.

ITEM 4 – AMENDMENT TO AUTHORIZED SHARE CAPITAL

The Board has approved an amendment to the Company’s articles of incorporation to increase the number of Common Shares authorized for issuance from 750,000,000 to 1,500,000,000. Accordingly, at the Meeting, the Shareholders will be asked to pass the following resolution approving the Share Capital Amendment (the “Share Capital Amendment Resolution”):

“THEREFORE BE IT RESOLVED THAT:

1.	the maximum number of common shares which the Company is authorized to issue shall be increased from 750,000,000 common shares to 1,500,000,000 common shares with the same par value of $0.000001;

2.	the Company’s Articles of Incorporation be altered accordingly;

3.	any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to he delivered, all such documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the taking of any such actions; and

4.	the Board is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the foregoing resolution without further approval, ratification or confirmation by the shareholders of the Company”.

The terms of the additional Common Shares will be identical to those of the currently outstanding Common Shares and will not affect the relative voting power or equity interest of any shareholder. However, because holders of Common Shares have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional Common Shares will reduce the current stockholders’ percentage ownership interest in the total outstanding Common Shares. The Share Capital Amendment Resolution and the creation of additional shares of authorized Common Shares will not alter the current number of issued shares.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s articles of incorporation authorizes the issuance of 750,000,000 Common Shares and 10,000,000 preferred shares. The Company has not designated or issued any preferred shares. As of the Record Date, there were 216,258,089 Common Shares issued and outstanding.

The Company does not presently have any agreements, commitments or arrangements regarding the issuance its Common Shares that would be newly authorized upon the increase to the authorized capital stock as contemplated in the Share Capital Amendment Resolution. However, as a result of the amendment, additional Common Shares would be available from time to time in the future, for any proper corporate purpose, including upon conversion/exercise of existing derivative securities, equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. The Board believes that the availability of these additional shares will provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities, and to respond to a changing corporate environment.

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The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Shares could dilute the ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction. However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate Common Shares to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

The Company’s articles of incorporation and bylaws currently include certain other provisions that may have an anti- takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of the shareholders. The Board does not currently contemplate recommending the adoption of any other amendments to the Company’s articles of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company. Additionally, the Company has no current plans to use the newly authorized shares of Common Stock in connection with any merger, consolidation, or other business combination transaction.

The Effects, if any, on the Increase in the Company’s authorized Common Shares

The Share Capital Amendment Resolution will not affect the relative voting power or equity interest of any shareholder. However, additional Common Shares would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares will dilute the percentage ownership interest of existing holders of Common Shares and the value of the shares held by such shareholders may be diluted.

The Company’s articles of incorporation presently authorizes 750,000,000 Common Shares and 10,000,000 shares of preferred stock. The adoption of the Share Capital Amendment Resolution to amend the Company’s articles of incorporation would increase the authorized number of Common Shares from 750,000,000 to 1,500,000,000. After the adoption of this amendment but without giving effect to a reverse split as contemplated in the Share Capital Amendment Resolution, 216,258,089 Common Shares will be issued and outstanding and no shares of preferred stock will be issued and outstanding.

Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Common Shares represented by such proxy are to be withheld or voted otherwise, the persons named in the accompanying proxy will vote FOR the resolution approving the amendment to the authorized share capital of the Company.

The Board recommends a vote FOR the Share Capital Amendment Resolution. Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Shares represented by such proxy are to be withheld or voted otherwise, the persons named in the accompanying proxy will vote FOR the Share Capital Amendment Resolution.

ITEM 5 – AUTHORIZATION TO IMPLEMENT A SHARE CONSOLIDATION

General

The Company’s Board believes that it is in the best interests of the Company and its shareholders to grant the Board the sole discretion to amend the Company’s articles of incorporation to effect one or a series of reverse splits of the Company’s Common Shares at a ratio of not less than 1- for-2 and not greater than 1-for-50, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split and any amendments to the Company’s articles of incorporation are filed with the Nevada Secretary of State (if necessary) no later than July 29, 2024.

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If this Proposal is approved, the Board would have the sole discretion to elect to effect one or a series of reverse splits of all outstanding shares of the Company’s Common Shares at any time until July 29, 2024, in a range of not less than 2 and not greater than 50. The Board would also have the sole discretion not to effect the reverse stock split if it concluded it was not in the best interest of the shareholders of the Company. Providing this authority to the Board, rather than mere approval of an immediate reverse stock split, would give the Board flexibility to react to market conditions and act in the best interests of the Company and its shareholders. The Company believes that giving the Board the authority, but not the requirement, to execute a reverse stock split as well as the availability of a range of reverse split ratios will provide it with the flexibility to implement the reverse stock split, if it does at all, in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining which reverse stock split ratio to implement, the Board may consider, among other things, factors such as:

●	the initial listing requirements of various stock exchanges;

●	the historical trading price and trading volume of the Common Shares;

●	the number of Common Shares outstanding;

●	the then-prevailing trading price and trading volume of the Common Shares and the anticipated impact of any reverse split on the trading market for the Common Shares;

●	the anticipated impact of a particular ration on the Company’s ability to reduce administrative and transactional costs;

●	projections for the Company’s financial condition and results of operations over various time horizons;

●	potential acquisition or financing opportunities; and

●	prevailing general market and economic conditions.

If the Board determines to effect a reverse split, the Company would file an amendment to its articles of incorporation with the Nevada Secretary of State. The Company would also obtain a new CUSIP number for the Common Shares at the time of the reverse split. The Company must provide FINRA at least ten (10) calendar days advance notice of the effective date of a reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of any reverse stock split is to attempt to increase the per share trading value of the Company’s Common Shares. The Board intends to effect a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Shares, to make access to a national securities market listing possible, to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of the stock price, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its shareholders at that time. However, in many cases, the market price of a company’s shares declines after a reverse stock split. If the trading price of the Company’s Common Shares increases without a reverse stock split, the Board may use its discretion not to implement subsequent reverse splits.

In addition, the Board will consider that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. The Board believes that, to the extent that the price per share of the Common Shares remains at a higher per share price as a result of a reverse split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Shares.The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. If the Board ultimately determines to effect a reverse stock split, no action on the part of the shareholders is required. The Board may determine to delay the reverse split up until twelve months or determine not to effect the reverse split at all.

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Effects of a Reverse Split

After the effective date of a proposed reverse stock split, each shareholder will own a reduced number of Common Shares. As of the Record Date, 216,258,089 Common Shares were issued and outstanding. Depending on the ratio for a reverse stock split determined by the Board, a minimum of two and a maximum of fifty shares of existing Common Shares will be combined into one new share of Common Shares.

Vote Required

In order to pass the Consolidation Resolution, at least a majority of the votes cast by the holders of Common Shares present at the Meeting in person or by proxy must be voted in favour of the Consolidation Resolution. If the Consolidation Resolution does not receive the requisite shareholder approval, the Corporation will continue with its present share capital. The Corporation requests Shareholders to consider and, if thought advisable, to approve an ordinary resolution substantially in the form set out below:

“BE IT RESOLVED THAT, as an ordinary resolution:

1.	The issued and outstanding Common Shares shall be consolidated on the basis of one (1) post- consolidation common share of the Corporation for up to every fifty (50) pre-consolidation common shares of the Corporation currently outstanding, or on such other lower basis (not exceeding the 1- for-50 ratio) as the directors of the Corporation shall deem, having made due inquiry, to be in the best interest of the Corporation;

2.	The directors of the Corporation be and are hereby authorized to determine such other ratio of consolidation not exceeding the 1-for-50 ratio as they deem appropriate and may amend these resolutions accordingly and if so amended the ratio of consolidation of common shares of the Corporation determined by the directors of the Corporation after due inquiry shall be the consolidation ratio authorized by these resolutions.

3.	The directors of the Corporation are hereby authorized to amend the articles of the Corporation such that all of the Company’s common shares, both issued and unissued, be consolidated into up to 1/50 of that number of common shares, so that up to every fifty (50) of such shares before consolidation be consolidated into one post-consolidation common share.

4.	No fractional Common Shares shall be issued upon the Consolidation and in the case where the Consolidation results in the Shareholder otherwise becoming entitled to a fraction of a Common Shares, a downward adjustment shall be made to the next whole number of post-Consolidation Common Shares;

5.	The directors of the Corporation be and are hereby authorized and directed for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute and deliver a resolution of the directors setting the effective date and consolidation ratio of the Consolidation and to effect the foregoing resolutions and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby, such determinations to be conclusively evidenced by the execution and delivery of such documents or other instruments or the taking of any such action; and

6.	Notwithstanding the approval of the Shareholders to the above resolutions, the directors of the Corporation may revoke the foregoing resolutions before they are acted on without any further approval of the shareholders of Bunker Hill Mining Corp.”

In considering the recommendations of the management of the Corporation with respect to the Consolidation, Shareholders should be aware that the passing of Consolidation Resolution by a majority of votes cast by Shareholders voting at the Meeting does not commit the Corporation proceed with completion of the Consolidation and the ultimate decision to complete the Consolidation will be made by the Board in its discretion of what is in the best interest of the Corporation.

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The Board recommends a vote FOR the Consolidation Resolution. Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Shares represented by such proxy are to be withheld or voted otherwise, the persons named in the accompanying proxy will vote FOR the Consolidation Resolution.

ITEM 6 – APPROVAL OF REPLENISHMENT OF RSU PLAN

The Board approved amendments to the restricted share unit plan (the “RSU Plan”). The RSU Plan replaces the prior restricted share unit plan (the “Old RSU Plan”) that was approved by Shareholders on December 18, 2019. The RSU Plan is substantially similar to the Old RSU Plan and was adopted by the Board to replenish the maximum number of RSUs issuable under the RSU Plan in light of the increase in the Corporation’s outstanding Common Shares. The proposed amendment to the RSU Plan is subject to the approval of the CSE.

The purpose of the restricted share unit plan (the “RSU Plan”) is to attract and retain highly qualified officers, directors, key employees, consultants and other persons, and to motivate such officers, directors, key employees, consultants and other persons to serve the Corporation and its affiliates (“Affiliates”) and to expend maximum effort to improve the business results and earnings of the Corporation, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Corporation. To this end, the RSU Plan provides for the grant of restricted share units (“RSUs”). Any of these awards of the RSUs may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof (as such performance goals are specified in the Award Agreement). The RSU Plan is intended to complement Stock Option Plan by allowing the Corporation to offer a broader range of incentives to diversify and customize the rewards for management and staff to promote long term retention.

The RSU Plan provides that the Board may from time to time, in its discretion, grant to directors, officers, employees and consultants of the Corporation, or any subsidiary of the Corporation, RSUs. The proposed RSU Plan provides for a fixed maximum limit of 14,125,808 RSUs, such that the combined maximum compensation issuable pursuant to the Corporation’s RSU and DSU Plans will not exceed 10% of the Common Shares issued and outstanding as of June 28, 2022. The total number of common shares issuable to insiders under the RSU Plan, at any time, shall not exceed 10% of the issued and outstanding common shares of the Corporation. The total number of common shares issuable to insiders within any one-year period under the RSU Plan shall not exceed 10% of the issued and outstanding common shares of the Corporation.

As of the date of this Circular, under the Old RSU Plan, an aggregate of 426,000 RSUs have been issued to officers, directors, key employees and consultants of the Corporation. As at the date hereof, the number of RSUs remaining available for issuance under the Old RSU Plan, is 6,673,278.

For a summary of the RSU Plan, please see “Statement of Executive Compensation – Restricted Share Unit Plan”. The full text of the RSU Plan is attached hereto as Schedule “C”.

Shareholder Approval for the Plan

At the Meeting, disinterested Shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution approving the RSU Plan (the “RSU Plan Resolution”), which, to be effective must be passed by not less than a majority of the votes cast by disinterested Shareholders at the Meeting.

The text of the RSU Plan Resolution is as follows:

“BE IT RESOLVED THAT, as an ordinary resolution:

1.	the restricted share unit plan of the Corporation, as described in the Management Information Circular of the Corporation dated June 20, 2022, be and the same is hereby ratified, confirmed and approved as the restricted share unit plan of the Corporation;

2.	any director or officer be and is hereby authorized to amend the restricted share unit plan of the Corporation should such amendments be required by applicable regulatory authorities including, but not limited to, the CSE; and

3.	any one director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as such director or officer may deem necessary or desirable in connection with the foregoing resolution.”

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The Board recommends that Shareholders vote FOR the RSU Plan Resolution. Unless the Shareholder has specifically instructed in the form of proxy or voting instruction form that the Shares represented by such proxy or voting instruction form are to be voted against the RSU Plan Resolution, the persons named in the proxy or voting instruction form will vote FOR the RSU Plan Resolution.

BOARD MATTERS

Director Skills and Capabilities

The Governance and Nominations Committee (GNC) of the Board, chaired by Ms Joseph assists the Board in identifying skills and areas of expertise that are needed at the Board. In support of this, the GC has developed a skills matrix to ensure the right spread of competencies and experience. This is reviewed regularly and assists in both training and future Board development. This is shown below:

Skill	R Williams	C Joseph	S Ash	P Saxton	D Hall	W Parsons
CEO/Senior Leadership	✓		✓
Mining Operations	✓		✓
Enterprise Risk Management	✓	✓	✓	✓
Capital Markets/M&A	✓	✓			✓	✓
Accounting/Finance				✓		✓
Sustainability/H&S	✓		✓
Govt Relations	✓	✓
Legal/Regulatory		✓		✓
HR/Compensation	✓	✓		✓

Corporate Cease Trade Orders or Bankruptcies

No proposed director of the Company: (a) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including the Company) that: (i) was subject to (A) a cease trade order; (B) an order similar to a cease trade order; or (C) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (an “order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including the Company), that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

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Penalties or Sanctions

No proposed director of the Company has: (a) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) been subject to any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable Shareholder making a decision about whether to vote for the proposed director.

STATEMENT OF EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the Company’s executive compensation philosophy, objectives, and processes and to discuss compensation decisions relating to the Company’s Executive Chairman, Chief Executive Officer, Chief Financial Officer, its three most highly compensated individuals acting as, or in a like capacity as, executive officers of the Company whose total compensation for the most recently completed financial year was individually equal to more than $150,000 (the “NEOs” or “Named Executive Officers”), during the Company’s most recently completed financial year, being the period ended December 31, 2021 (the “Last Financial Year”). Richard Williams - Executive Chair, Sam Ash - the Chief Executive Officer, David Wiens – the Chief Financial Officer, are the only NEOs who are the focus of this CD&A and who appear in the compensation tables for senior officers of the Company in this Circular.

Compensation Committee

The Board established a Compensation Committee during H2 2020 to ensure the independent oversight and governance of Executive Compensation. The Chair of this Committee is Ms Joseph, with Mr Hall and Ms Saxton as members. The charter for this Committee is outlined at Schedule F to this circular.

The Board and the Compensation Committee have updated the Company’s compensation plan to reflect industry best practice and ensure that executive compensation drives successful execution of the Company’s strategy, thereby ensuring alignment with interests of the Company’s shareholders.

The Compensation Committee meets on compensation matters as often as required to fulfill its duties. Management plays a key role in compensation policy decisions by making recommendations to this Compensation Committee.

The Committee is also involved in setting and reviewing non-executive directior compensation by reviewing and recommending tto te Board for approval: the annuall director retainer, additional committee chair retainers, the value of any equity retainer and how such equity retainer will be provided.

Compensation Philosophy

The goal of the executive compensation philosophy at Bunker Hill is to attract, motivate, retain and reward a proven, high performing and driven management team to attain and exceed performance expectations. The Company’s compensation practices are based on a pay-for-performance philosophy in which assessment of performance is based on the company’s financial and operational performance as well as individual contributions. To that end, the compensation program is designed to reward each executive based on corporate and individual performance and is also designed to incent such executives to drive the organization’s growth in a sustainable and prudent way.

Compensation Plan

The following key requirements underpin the Company’s Compensation Plan:

●	The need to attract, retain, motivate and engage high caliber talent whose expertise, skills and performance are critical to the company’s success;

●	The need to align employee interests with the business objectives of Bunker Hill;

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●	The need to focus employees on the key business factors that will drive shareholder value;

●	The need to align compensation with Bunker Hill’s corporate strategy and financial interests as well as the long-term interests of Bunker Hill’s stakeholders; and,

●	Compensation should be fair and reasonable to shareholders and be set with reference to the local market and similar positions in comparable companies.

Compensation Components

The following elements are available to the Bunker Hill Executives:

●	Annual Base Salary. Targeted at or slightly above the median of the Peer Group.

●	Short-Term Incentive (“STIP”). Variable component intended to reward eligible employees for achieving annual corporate performance against stated objectives – as described in an annual corporate scorecard approved by the Board, and an employee’s individual achievement of key objectives – as outlined in an individual annual scorecard, approved by the Board. This is usually paid in cash, although may be a mix of Cash and Restricted Share Units (RSUs) if required.

●	Long-Term Incentive (“LTIP”). Issued for retention purposes and to motivate such officers to strive towards achievement of the Company’s long-term strategic objectoves. This is paid in a mix of RSUs, DSUs and Options.

●	Employee Benefits, as appropriate.

The majority of the compensation is ‘at risk’ and related to achievement of performance targets.

2021 COMPANY HIGHLIGHTS

2021 was a transformative year for the Company. It achieved the following key strategic performance targets:

●	100% compliance with all license requirements, environmental management requirements, and zero LTI.

●	Issue of the first NI 43-101 Resource Statement delineating 6.6Mt of M&I Resources, and 6.7Mt of Inferred Resources; plus the issue of two Preliminary Economic Assessments for the restart of the mine, citing a $143m After-Tax NPV5% .

●	Issue in Dec 2021 of an amended settlement agreement with the US Envirommental Protection Agency (US EPA) for all outstanding water treatment liabilities

●	Exercise of the Option to purchase the mine from Placer Mining Corporation in Dec 2021.

●	Agreement to form a JV with Minewater Finance LLC for the joint development of the London Mining District, Co.

●	Comnducted first surface geophysical survey at the Bunker Hill Mine, identifying two key anomalies for follow-on exploration.

●	Removed the legacy Caveat Emptor on the stock, and upgraded the company’s US listing on the OTC to the OTCQB

●	Secured $50m conditional Project Finance package from Sprott Private Resource Streaming and Royalty Corp.

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Pending further financing, these foundational achievements allow the Company to start the pre-production construction and rehabilitation of the mine’s infrastructure in 2021 in ways that support the start of commercial mining operations by end 2023.

2021 CORPORATE SCORECARD

In line with industry best practice, the Company implemented a comprehensive, balanced and rigorous corporate scorecard with regard to 2021 performance.

Having reviewed the corporate performance in 2021, the following scores were awarded by the Board based upon the achievements highlighted above:

Focus Area	Target	Stretch Target	Award Made	Key Highlights
Safe, Sustainable, Project Delivery	25%	30%	28%	● Issued NI 43-101 PEA that described $143m NPV for the mine restart plan
Balance Sheet and Financing	30%	45%	40%	●Secured $50m of project financing from Sprott Streaming and Resources. ●Successsful purchase of mine from Placer Mining Corporation
Organisation and Cultural Development	10%	15%	8%	● Recruited GM and VP Exploration
ESG and Impact	25%	40%	38%	● Secured Revised Settlement Agreement with US EPA
Growth	10%	20%	8%	● Secured option to earn into 50% of the London Mining District Joint Venture in Colorado.
				● Conducted successful surface geophysical survey at Bunker Hill, identifying anomalies for further exploration
Total	100%	150%	122%

SHORT-TERM INCENTIVE AWARDS FOR 2021 PERFORMANCE

The formula for calculating the annual STIP payout is shown below:

No STIP payouts were made in 2021 for 2020 performance.

The Board approved STIP targets as 60% of base salary for each NEO in relation to 2021 performance. The overall target is split between corporate and individual components with the corporate weighted at 70% and the individual set at 30%. The maximum combined score is 150. The compensation committee has discretion to adjust the STIP amounts based upon individual performance and overall contribution.

The Compensation Committee has met in March 2022 to review the individual performance of the NEOs are awarded the following scores:

Executive	Appointment	Company Scorecard	Individual Scorecard	Combined score
Richard Williams	Executive Chair	122	123	122.3
Sam Ash	CEO	122	90	112.4
David Wiens	CFO	122	145	128.9

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This March 2022 meeting awarded the following 2021 STIP payments, that were paid to NEOs in April 2022:

Executive	Appointment	2021 STIP
		(USD)
Richard Williams	Executive Chair	132,084
Sam Ash	CEO	168,600
David Wiens	CFO	162,543

At their own election, and in advance of the formal establishment of an NEO share-holding policy, these NEOs re- invested these 2021 STIP cash payments (net of tax) into Bunker Hill by participating in the Speciall Warrant Private Placement of April 2022.

LONG-TERM INCENTIVE AWARDS

No LTIP grants were made in 2021. As of the date of this management information circular, the Board had not yet determined LTIP awards for 2022.

2021 SUMMARY COMPENSATION TABLE

The following table sets forth, for the years indicated, all compensation paid, distributed or earned for services, including salary and bonus amounts, rendered in all capacities by the Company’s NEOs during Financial Year 2021 and the two financial years preceding the Last Financial Year. The information contained below represents compensation earned by the Company’s officers for their work related to the Company.

						Non-equity incentive plan compensation ($)
Name and Position	Year(1)	Salary (US$)	Bonus (US$)	Share- based awards (US$)	Option- based awards(2) (US$)	Annual incentive plans	Long term incentive plans	All other compensation (US$)	Total compensation (US$)
Sam Ash(3)	2021	250,000	Nil	Nil	Nil	Nil	Nil	Nil	250,000
President and CEO	Dec. 2020	125,000	Nil	Nil	Nil	Nil	Nil	Nil	125,000
	Jun. 2020	60,000	Nil	Nil	Nil	Nil	Nil	210,012(4)	218,228
Richard Williams(5)	2021	180,000	Nil	Nil	Nil	Nil	Nil	Nil	180,000
Executive Chairman	Dec. 2020	78,201	Nil	Nil	Nil	Nil	Nil	Nil	78,201
	Jun. 2020	134,927	Nil	Nil	1,020,869	Nil	Nil	2,288,325(6)	3,444,121
David Wiens(7)	2021	210,315	66,000(8)	N/A	204,213	N/A	N/A	N/A	480,208
CFO	Dec. 2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Jun. 2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Notes:

(1)	The period ended December 31, 2020 refers to the six-month period ended December 31, 2020..
(2)	The grant date fair value of the options was calculated using the Black-Scholes model; for a discussion, please refer to Note 10 in the Company’s financial statements for the Last Financial Year.
(3)	Sam Ash became the Company’s President and CEO on April 24, 2020.

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(4)	Restricted share units (“RSUs”) granted to Mr. Ash are calculated using a share price of C$0.73 on the applicable grant date.
(5)	Richard Williams become the Company’s Executive Chairman on March 27, 2020.
(6)	DSUs granted to Mr. Williams are calculated as follows: 5,000,000 * C$0.65 * 0.7041 (the foreign exchange rate as of date of grant).
(7)	David Wiens was appointed as the Company’s CFO on January 1, 2021. On February 19, 2021, 1,037,977 stock options were issued to David Wiens, of which 273,271 stock options vested immediately and the balance of 764,706 stock options vested on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per common share. The grant date fair value of the options was estimated at $204,213.
(8)	In February 2021, the Company issued 208,860 February 2021 Units at a deemed price of $0.45 to settle $66,000 (C$83,544) of sign-on bonus owed to David Wiens. Each February 2021 Unit consisted of one common share and one common share purchase warrant, which entitles the holder to acquire a common share of the Company at C$0.60 per common share for a period of five years until February 16, 2026..

INCENTIVE PLAN AWARDS

The following table provides information regarding the incentive plan awards for each Named Executive Officer outstanding as of December 31, 2021:

Outstanding Share Awards and Option Awards(1)

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options as at December 31, 2021 (C$)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share awards that have not vested (C$)(2)
Sam Ash	N/A	N/A	N/A	N/A	300,000	109,500
Richard Williams	3,957,659	0.55	April 20, 2025	Nil	3,750,000	1,368,750
David Wiens	1,037,997	0.335	February 19, 2026	Nil	N/A	N/A

Note:

(1)	The value of unexercised in-the-money option-based awards is based on the closing price on the CSE for the Common Shares on the last day of the fiscal year, December 31, 2021, namely C$0.365 per Common Share.
(2)	The market or payout value of share-based awards that have not vested is based on the closing price on the CSE for the Common Shares on the last day of the fiscal year, December 31, 2021, namely C$0.365 per Common Share.

The following table provides information regarding the value vested or earned on incentive plan awards during the Last Financial Year:

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-based awards – Value vested during the year(1) (C$)	Share-based awards – Value vested during the year(2) (C$)	Non-equity incentive plan compensation – Value earned during the year (C$)
Sam Ash	N/A	34,500	N/A
Richard Williams	Nil	425,000	N/A
David Wiens	Nil	N/A	N/A

Note:

(1)	Represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based upon the difference between the market price of the Common Shares and the exercise price of the options on the vesting date.
(2)	Represents the aggregate value that would have been realized if the share-based awards payout had been made on the vesting date, based upon the market price of the Common Shares on the vesting date.

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TERMINATION AND CHANGE OF CONTROL BENEFITS

The Company has various employment agreements with certain executives, which provide for compensation and certain other benefits and for severance payments under certain circumstances. Certain employment agreements also contain clauses that become effective upon a change of control of the Company, as described above. The Company may be obligated to pay certain amounts to such employees upon the occurrence of any of the defined events in the various employment agreements.

The Company has provided change of control benefits to certain senior officers to encourage them to continue their employment in the event of a purchase, sale, reorganization, or other significant change in the business. These benefits have a “double trigger” meaning that an event of termination is also required in a change of control to trigger a severance payment.

If the employment agreement of the senior officer is terminated by the (a) Company without just cause, or (b) senior officer for good reason pursuant to the terms of the employment agreement, at any time within 12 months of a change of control, the Company is required to make a lump sum severance payment equal to 24 months of base salary. In addition, at such time all Awards shall be deemed to have vested, and all restrictions and conditions applicable to such Awards shall be deemed to have lapsed and the Awards shall be issued and delivered.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. The Company does not pay directors, who are part of management, for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The board may appoint a compensation committee to take on this role. The following table provides a summary of compensation paid to directors during the fiscal year ended December 31, 2021.

Director Compensation Table

The following table provides information regarding compensation paid to the Company’s directors (other than a director who was a NEO) during the Last Financial Year(1):

Name	Fees earned (US$)	Share- based awards (US$)	Option- based awards (US$)	Non-equity incentive plan compensation (US$)	Pension value (US$)	All other compensation (US$)(1)	Total (US$)
Dickson Hall	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Pamela Saxton	37,490	Nil	Nil	Nil	Nil	7,784	45,274
Cassandra Joseph	37,490	Nil	Nil	Nil	Nil	7,784	45,274
Wayne Parsons	120,000	Nil	Nil	Nil	Nil	Nil	120,000

Notes:

1.	RSUs granted to each of Mses. Saxton and Joseph are calculated using a share price of C$0.485 on the applicable grant date.

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Incentive Plan Awards

The following table provides information regarding the incentive plan awards for each director (other than a director who was a NEO) outstanding as of December 31, 2021:

Outstanding Share Awards and Options Awards

	Option-based Awards				Share-based Awards
Name	Number of Securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the- money options (C$)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (C$)(2)
Dickson Hall	265,000	0.60	October 24, 2024	Nil	N/A	N/A
Pamela Saxton	N/A	N/A	N/A	N/A	63,000	22,995
Cassandra Joseph	N/A	N/A	N/A	N/A	63,000	22,995

Notes:

1.	The value of unexercised in-the-money option-based awards is based on the closing price on the CSE for the Common Shares on the last day of the fiscal year, December 31, 2021, namely C$0.365 per Common Share.
2.	The market or payout value of share-based awards that have not vested is based on the closing price on the CSE for the Common Shares on the last day of the fiscal year, December 31, 2021, namely C$0.365 per Common Share.

The following table provides information regarding the value vested or earned on incentive plan awards for each director (other than a director who was NEO) during the Last Financial Year:

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option awards – Value vested during the year(1) (C$)	Share awards – Value vested during the year(2) (C$)	Non-equity incentive plan compensation – Value earned during the year (C$)
Dickson Hall	Nil	N/A	N/A
Pamela Saxton	N/A	5,040	N/A
Cassandra Joseph	N/A	5,040	N/A

Notes:

(1)	Represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based upon the difference between the market price of the Common Shares and the exercise price of the options on the vesting date.
(2)	Represents the aggregate value that would have been realized if the share-based awards payout had been made on the vesting date, based upon the market price of the Common Shares on the vesting date.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

At December 31, 2021, the Company maintained C$5,000,000 of group liability insurance for the protection of the directors and officers of the Company. In the fiscal year ended December 31, 2021, the Corporation paid an annual premium of $37,500 for such policy. There is a deductible of $25,000 per claim and a deductible of $150,000 for U.S. Securities claims.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. The Company has no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to its directors or executive officers, except that stock options, RSUs and DSUs may be granted at the discretion of the Board or a committee thereof.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The Company adopted the Plan on April 19, 2011, the RSU Plan on March 25, 2020 and the DSU Plan on April 21, 2020. As at the end of the Last Financial Year, 9,053,136 stock options of the Company are outstanding. The following table provides information as at December 31, 2021, with respect to Common Shares that may be issued pursuant to options granted under the Plan, the RSU Plan and the DSU Plan:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (C$)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	9,053,136	0.58	7,390,408
Equity compensation plans not approved by securityholders	N/A	N/A	N/A
Total	9,053,136	0.58	7,390,408

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (C$)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
RSU Plan	768,000	0.62	6,481,278
DSU Plan	7,500,000	1.03	N/A
Total	8,268,000	0.99	6,481,278

INCENTIVE OPTION PLAN

The Plan is comprised of a share option plan (the “Share Option Plan”) and a share bonus plan (the “Share Bonus Plan”). The Share Bonus Plan allows the Board, at its discretion and determination, to issue Common Shares to directors, officers, employees, or consultants as a bonus, taking into consideration such person’s present and potential contribution to the success of the Company. The following is intended to be a summary of some of the material terms of the Plan, and is subject to, and qualified in its entirety, by the full text of the Plan.

The Plan is a “rolling” stock option plan, under which the maximum number of Common Shares reserved for issuance under the Share Option Plan, together with the Share Bonus Plan, shall not exceed 10% of the Common Shares issued and outstanding (on a non-diluted basis) at any given time. The purpose of the Plan is to advance the interests of the Company by: (i) providing certain employees, senior officers, directors, persons conducting investor relations activities for the Company and consultants of the Company (collectively, the “Optionees”) with additional performance incentives; (ii) encouraging Common Share ownership by the Optionees; (iii) increasing the proprietary interest of the Optionees in the success of the Company; (iv) encouraging the Optionees to remain with the Company; and (v) attracting new employees, officers, directors and consultants to the Company.

Share Option Plan

The following information is intended to be a brief description and summary of the material features of the Share Option Plan:

(a)	The aggregate maximum number of Common Shares available for issuance from treasury under the Share Option Plan, together with the Share Bonus Plan, at any given time is 10% of the issued and outstanding Common Shares as at the date of grant of an option under the Plan, subject to adjustment or increase of such number pursuant to the terms of the Plan. Any Common Shares subject to an option which has been granted under the Share Option Plan and which has been surrendered, terminated, or expired without being exercised, in whole or in part, will again be available under the Plan. The Plan also provides for the replenishment of the number of securities available for future grant when options are exercised.

(b)	The exercise price of an option shall be determined by the Board at the time each option is granted, provided that such price shall not be less than the closing price of the Common Shares on the principal stock exchange(s) upon which the Shares are listed and posted for trading on the trading day immediately preceding the day of the grant of the option.

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(c)	Although the majority of options currently issued and outstanding are subject to varied vesting schedules (based on time and achievement of certain milestones), unless the Board determines otherwise, options issued pursuant to the Plan will have no vesting provisions, other than options granted to persons conducting Investor Relations Activities (as defined in the Plan) for the Company which must vest in stages over 12 months with no more than one-quarter (¼) of the options vesting in any three (3) month period.

(d)	In the event an Optionee ceases to be eligible for the grant of options under the Share Option Plan, options previously granted to such person will cease to be exercisable within a period of 12 months following the date such person ceases to be eligible under the Plan.

(e)	In the event that a take-over bid or issuer bid is made for all or any of the issued and outstanding Common Shares, then the Board may, by resolution, permit all options outstanding to become immediately exercisable in order to permit Common Shares issuable under such options to be tendered to such bid.

Share Bonus Plan

The following information is intended to be a brief description and summary of the material features of the Share Bonus Plan:

(a)	Participants in the Share Bonus Plan shall be directors, officers, employees, or consultants of the Company who, by the nature of their positions are, in the opinion of the Board and upon the recommendation of the President of the Company, in a position to contribute to the success of the Company.

(b)	The determination regarding the amount of bonus Common Shares issued pursuant to the Share Bonus Plan will take into consideration the Optionee’s present and potential contribution to the success of the Company and shall be determined from time to time by the Board. However, in no event shall the number of bonus Common Shares pursuant to the Share Bonus Plan, together with the Share Option Plan, exceed 10% of the issued and outstanding Common Shares in the aggregate.

Terms of Exercise

The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Board or an underlying committee, and provided that no option shall have a term exceeding 10 years.

Exercise Price

The purchase price for the Common Shares subject to options is determined by the Board or an underlying committee at the time the option is granted. Such price shall not be less than the lowest exercise price available under applicable policies of the stock exchange on which Shares are listed for trading.

Amendments

Subject to the prior approval of any applicable regulatory authorities and/or stock exchange (including the Canadian Securities Exchange) and the consent of the holder of the option affected thereby, the Board may amend or modify any outstanding option in any manner to the extent that the Board would have had the authority to initially grant the option as so modified or amended, including without limitation, to change the date or dates as of which, or the price at which, an option becomes exercisable, provided however, that the consent of the holder of the option shall not be required where the rights of the holder of the option are not adversely affected.

The Board will have the power to approve amendments relating to the Plan or to options, but only with the approval of the Shareholders, to the extent that such amendments relate to any of the following: (i) the number of Common Shares issuable under the Plan including an increase to a fixed maximum percentage number of Common Shares or a change from a fixed maximum percentage number of Common Shares to a fixed maximum number of Common Shares; (ii) any change to the definition of the “Participants” which would have the potential of broadening or increasing insider participation; (iii) the addition of any form of financial assistance; (iv) any amendment to a financial assistance provision which is more favourable to the participants; (v) any addition of a cashless exercise feature payable in cash or securities which does not provide for a full deduction of the number of underlying securities from the Plan reserve; (vi) the addition of a deferred or restricted share unit or any other provision which results in participants receiving Common Shares while no cash consideration is received by the Company (other than a cashless exercise discussed above); (vii) discontinuance of the Plan; (viii) any other amendments that may lead to significant and unreasonable dilution in the Company’s outstanding securities or may provide additional benefits to Participants (as defined in the Plan), especially insiders of the Company at the expense of the Company and the existing Shareholders.

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The Board may, without the approval of Shareholders and subject to receipt of requisite regulatory approval, where required, in its sole discretion make amendments to the Plan or options that are not of the type contemplated above including, without limitation: (i) amendments of a “housekeeping” or clerical nature; (ii) a change to the vesting provisions of a security or the Plan; (iii) amendments to reflect any requirements of any regulatory authorities to which the Company is subject, including the Toronto Stock Exchange; (iv) a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original expiry date; and (v) amendments to reflect changes to applicable laws or regulations.

The full text of the Plan is attached hereto as Schedule “B”.

THE RESTRICTED STOCK UNIT PLAN

The following is a summary of the RSU Plan. The summary is qualified in its entirety by the full text of the RSU Plan as attached as Schedule “C” to this Circular.

The RSU Plan is available to Directors, Employees and Consultants (these terms have the meaning provided in the definitions section of Schedule “C” attached to this Circular) which are collectively referred to in the RSU Plan as Service Providers of the Corporation, as determined by the Board (the “Eligible Grantees”). The maximum number of common shares available for issuance under the RSU Plan shall be 7,249,278. The total number of common shares issuable to insiders under the RSU Plan, at any time, shall not exceed 10% of the issued and outstanding common shares of the Corporation. The total number of common shares issuable to insiders within any one-year period under the RSU Plan shall not exceed 10% of the issued and outstanding common shares of the Corporation.

In the event that an Award is exercised for Shares, the Shares reserved for issuance in connection with such Award will be returned to the pool of available Shares authorized for issuance under the Plan and will be available for reservation pursuant to a new Award grant. If any Shares covered by an Award are forfeited, or if an Award terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. Neither awards nor any rights under any such awards shall be assignable or transferable.

The RSU Plan shall terminate automatically after ten years and may be terminated on any earlier date or extended by the Board.

Restricted Stock Units

The RSU Plan provides that the Board of the Corporation may, from time to time, in its sole discretion, grant awards of RSU’s to Eligible Grantees. Each RSU shall represent one common share of the Corporation. The Board may, in its sole discretion, establish a period of time (a “Vesting period”) applicable to such RSU’s. Each award of RSU’s may be subject to a different Vesting period. The Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the RSU’s. The performance criteria will be established by the Board in its sole discretion. The Board may, in its sole discretion, revise the performance criteria. Notwithstanding the foregoing, (i) RSUs shall vest in full from a period beginning on the date of grant of an RSU (the “Grant Date”) to the date which is not later than three (3) years from the Grant Date; (ii) RSUs for which vesting may be accelerated by achieving performance targets shall vest in full from a period beginning on the Grant Date to the date which is not later than three (3) years from the Grant Date; and, (iii) at the election of an Outside Director at the time the Award is granted, RSUs may vest in full from a period beginning on the Grant Date to the date which is not later than three (3) years from the Grant Date, and (b) if no election is made, upon the earlier of a Change of Control or his or her resignation from the Board.

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Restrictions on any RSU’s shall lapse immediately and become fully vested in the grantee upon a change of control. If a grantee’s employment is terminated with cause, the Corporation may, within 30 days, annul an award if the grantee is an employee of the Corporation or an affiliate thereof. If a grantee’s employment is terminated with or without cause, unless the Board otherwise provides in an award agreement or in writing after the award agreement is issued, any RSU’s that have not vested and will not vest within 30 days from the date of termination, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon the death of a grantee, any RSU’s granted to said grantee which, prior to the grantee’s death, have not vested, will immediately vest and the grantee’s estate shall be entitled to receive payment in accordance with the terms of the RSU Plan.

Effective March 25, 2020, the Board of Directors approved the RSU Plan.

THE DEFERRED STOCK UNIT PLAN

The following is a summary of the DSU Plan. The summary is qualified in its entirety by the full text of the DSU Plan as attached as Schedule “D” to this Circular.

Description of the DSU Plan

The DSU Plan is available to any director of the Corporation, referred to in the DSU Plan as an “Eligible Person.” The DSU Plan provides that the Committee of the Board to which the Board has delegated responsibility for the administration of the DSU Plan (the “Committee”) may grant DSUs set out in the DSU Plan to Eligible Persons in its sole discretion.

An Eligible Person may elect to defer all or any portion of the retainer or compensation that would otherwise be received by the Eligible Person in cash, by electing to receive such retainer or compensation in the form of DSUs, by delivering to the Corporation an Election Notice not later than December 31 of the year preceding the first date of any period in respect of which the retainer or incentive compensation would be earned. An Eligible Person who elects to do so will be awarded the number of DSUs determined by dividing the dollar amount of the retainer or compensation to be deferred by the Fair Market Value of a Common Share as at the Award Date.

DSUs granted to an Eligible Person shall be credited to their “Share Unit Account” on the “Grant Date”. From time to time, the Share Unit Account shall be credited with dividend DSUs in the form of additional DSUs.

Each Deferred Share Unit shall vest (become a “Vested Deferred Share Unit”) on the vesting date set out in the respective grant agreement. Eligible Persons shall elect a redemption date for DSUs as set out in the DSU Plan (the “Redemption Date”) and if a Redemption Date is not elected, the DSUs shall be redeemed on December 15 of the year following the year in which the Eligible Person ceases to hold all offices and employment with the Corporation.

The Company shall redeem the Vested DSUs elected to be redeemed on the Redemption Date by paying an amount (the “Share Unit Amount”) equal to: (A) the number of Vested DSUs elected to be redeemed multiplied by (B) the fair market value minus (C) applicable withholdings. The Deferred Share Unit Amount shall be paid as a lump-sum by the Company within ten business days of the Redemption Date.

Effective April 21, 2020, the Board of Directors approved the DSU Plan.

AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the Corporation’s accounting and financial reporting practices and procedures, the adequacy of internal accounting controls and procedures, the quality and integrity of financial statements and for directing the auditors’ examination of specific areas.

Composition of the Audit Committee

As of the date of this circular, the Company’s Audit Committee consists of Mr. Hall, Mr. Parsons, and Ms. Saxton. Ms. Saxton serves as the Chair of the Audit Committee of the Company.

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Although pursuant to section 6.1 of National Instrument 52-110 – Audit Committees (“NI 52-110”), the Company as a venture issuer is exempt from the requirement that each audit committee member be independent, a majority of the members of the Audit Committee of the Company, namely, Mr. Hall and Ms. Saxton, are independent within the meaning of independence set out in NI 52-110. Mr. Parsons is not considered independent, as he was an executive officer of the Company within the last three years.

Each member of the Audit Committee is considered to be “financially literate” within the meaning of NI 52-110, which includes the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the Company’s financial statements. The full text of the charter of the Audit Committee is attached as Schedule “A” to this Circular.

Relevant Education and Experience

Pamela Saxton: has served as CFO for Thompson Creek Metals Company and NewWest Gold Corporation, both in Colorado. Having started her professional life working as an auditor for Arthur Anderson LLP in Denver, her career has included senior finance appointments in the American Natural Resources Industry including serving as VP Finance for Franco-Nevada Corporation’s US Operations. Ms. Saxton has a Bachelor of Science from the University of Colorado.

Dickson Hall: is a partner in Valuestone Advisory Limited and a manager of Valuestone Global Resources Fund 1, a venture capital fund and has more than 40 years’ experience in capital markets. He was Senior Vice President of Continental Minerals Corporation and a director and Investment Committee member of Can-China Global Resources Fund. Mr. Hall is a graduate of the University of British Columbia (BA, MA) and has diplomas from Beijing University and Beijing Language Institute.

Wayne Parsons: has 30 years of investment industry experience, having served with numerous Canadian financial institutions, including Nesbitt Thomson Bongard, RBC Dominion Securities, and National Bank Financial Services. Previously Mr. Parsons served on boards of Intertainment Media Inc., American Paramount Gold Corp. and Yappn Corp. He is the owner and founder of Parsons Financial Consulting, a consulting company focused on the technology and mining sectors. Mr. Parsons has an HBA degree from University of Western Ontario.

Audit Committee Oversight

Since the Audit Committee was established, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor where such recommendation has not been adopted by the directors of the Company.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any specific policies and procedures for the engagement of non-audit services and makes determinations in respect of such services on an ad-hoc basis.

External Auditor Service Fees (By Category)

The following table discloses the fees billed to the Company by its external auditor during the last two financial years:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
December 31, 2021	$107,129	$36,449	$Nil	$12,841
December 31, 2020	$115,272	$28,432	$34,118	$13,160

Notes:

(1)	The aggregate fees billed for professional services rendered by the auditor for the audit of the Company’s annual financial statements.
(2)	Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not disclosed in the “Audit Fees” column.
(3)	Aggregate fees billed for tax compliance, advice and planning.
(4)	All other fees consist of fees recorded for all other professional services rendered.

Exemption

Since the Company is a “Venture Issuer” pursuant to NI 52-110, it is exempt from the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

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CORPORATE GOVERNANCE

The Board and the Company’s management are committed to sound corporate governance practices whsich are both in the interest of its Shareholders and contribute to effective and efficient decision-making. Naational Policy 58-201 – Corporate Governance Guidelines etsbalishes corporate governance practices which apply to all publically-listed companies. These guidelines are not intended to be prescriptive but to be used by issuers in developing their own corporate governance practices.

Bunker Hill’s corporate governance practices are in compliance with applicable seceurities regulatory requirements, and we continually monitor applicable legal requirements and developments across the mining industry to ensure that we follow best practice.

Board Independence

NI 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) defines an “independent director” as a director who has no direct or indirect “material relationship” with the issuer. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a member’s independent judgment.

The Company’s Common Shares are currently traded on the Canadian Stock Exchange, under the symbol BNKR, and as such, is not subject to the independence rules of any national securities exchange which requires that a majority of a listed company’s directors and specified committees of its board of directors meet independence standards prescribed by such rules.

The Board is committed to acting independently and in the interests of the Company’s shareholders and other stakeholders. In order to ensure that the Board is able to function independently of management the Board adheres to the following structures and processes:

●	C Joseph is appointed as Lead Independent Director.
●	The Articles of the Company provide that any director may call a meeting of the Board.
●	Non-management directors have regularly scheduled meetings in the absence of management
●	Three of the Directors (50%) are independent within the meaning of NI 58-101.

At the Meeting, shareholders of the Company will be asked to re-elect all of the directors. Following the Meeting, it is expected that four of the six directors (namely, Mr. Hall, Dr. Cruise, Ms. Joseph and Ms. Saxton) will be considered independent (assuming the election of the nominees) within the meaning of NI 58-101. Messrs. Ash, and Williams, upon their election as directors of the Company at the Meeting, will not be considered independent as they are or have been within the past three years executive officers of the Company, and thereby have a “material relationship” with the Company.

Board Diversity

Along with many companies in the mining industry Bunker Hill advocates the value of diversity in outlook, governance, performance and decision-making. 33.33% of the Company’s director nominees, including the lead independent director, are female.

Majority Voting Policy

Voting for director elections is on an individual basis, and the Conpany has adopted a majority voting policy in order to promote enhanced director accountability.

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Other Public Company Directorships

Certain of the directors and proposed directors of the Company are also current directors of other reporting issuers (or equivalent) in a jurisdiction or a foreign jurisdiction as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)	Trading Market
Pamela Saxton	Aquila Resources Inc. Timberline Resources Corp.	TSX TSX-V
Richard Williams	Trevali Mining Corporation	TSX, United States – Other, Frankfurt – Other
Cassandra Joseph	Gold Standard Ventures Corp. Cypress Development Corp	TSX. NYSE- American, GSV TSX-V

Orientation and Continuing Education

The Board is responsible for providing a comprehensive orientation and education program for new directors which fully sets out:

●	the role of the Board;
●	the nature and operation of the business of the Company; and
●	the contribution which individual directors are expected to make to the Board in terms of both time and resource commitments.

In addition, the Board is also responsible for providing continuing education opportunities to existing directors so that individual directors can maintain and enhance their abilities and ensure that their knowledge of the business of the Company remains current.

Most importantly, the Board Members are all invoted to attend the weekly executive management updates by video conference to ensure that they remain fully appraised of the progress of the company towards its immediate and longer- term strategic objectives.

Ethical Business Conduct

The Company’s board of directors has adopted a code of ethics that will apply to its principal executive officer, principal financial officer and principal accounting officer or controller and to persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code. The Company will provide a copy of its code of ethics, without charge, to any person upon receipt of written request for such, delivered to the Company’s corporate headquarters. All such requests should be sent care of Bunker Hill Mining Corp., 82 Richmond St East Toronto, Ontario M5C 1P1.

Nomination of Directors

The Board has established a Corporate Governance and Nominating Committee (CGNC) which is charged with performing an annual evaluation of the effectiveness of the board of directors as a whole, the committees of the board and the contributions of individual directors. The Corporate Governance and Nominating Committee is currently comprised of Mses. Joseph (Chair) and Saxton and Mr. Hall. The full text of the charter of the Corporate Governance and Nominating Committee is attached as Schedule “E” to this Circular.

The Board seeks to achieve a balance of knowledge, experience and capability on the Board. When considering candidates for director, the Board takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics and not all factors are weighted equally):

●	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director

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●	Fine moral character, good personal and business reputation
●	Industry knowledge and contacts in industries served by the Company
●	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity
●	Prior experience on boards of directors
●	Senior-level management experience
●	Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience

The Board will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board is expanded, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current Board members or management, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

Compensation Committee

The Board established in H2 2020 a Compensation committee to review and approve the compensation of executive officers. This is chaired by Ms Joseph, who also acts as the Lead Independent Director, and operates to aa mandate as outlines in Schedule F

Other Board Committees

In addition to the Compensation Committee, the Board has the Audit Committee and the Corporate Governance Committee.

OTHER INFORMATION

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

At no time during the period ended December 31, 2021, and at any time from January 1, 2022 to the date hereof, was a current or former executive officer or director of the Company, any proposed nominee for election as a director of the Company, or any of their respective associates indebted to the Company or any of its subsidiaries or indebted to another entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

MANAGEMENT CONTRACTS

The Company’s management functions are performed by its NEOs and the Company has no management agreements or arrangements in place under which such management functions are performed by persons other than the NEOs.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There were no material transactions, or series of similar transactions, during the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

OTHER MATTERS

Management has no knowledge of any other matters to come before the Meeting, other than those referred to in the Notice of Meeting. In the event that any other matters properly come before the Meeting, the Common Shares represented by the Proxies solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the Proxies.

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ADDITIONAL INFORMATION

Shareholders may obtain additional information in connection with the Company under the Company’s profile filed on SEDAR at www.sedar.com or on the SEC’s website at www.sec.gov. Alternatively, Shareholders may contact the Company by: (i) mail at 82 Richmond St East Toronto, Ontario M5C 1P1; (ii) e-mail at david.wiens@bunkerhillmining.com; or (iii) telephone at 604 779-2461.

The Financial Statements, as well as its Management’s Discussion & Analysis for the period ended December 31, 2021, have been filed and are available on SEDAR in Canada and on EDGAR with the SEC in the United States and also on the Company’s website at www.bunkerhillmining.com.

APPROVAL

The contents of this Circular and the sending thereof to the Shareholders have been approved by the Board.

Dated the 28th day of June 2022.

(Signed) “Sam Ash”

Sam Ash
President and Chief Executive Officer

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SCHEDULE “A”

AUDIT COMMITTEE CHARTER

This charter (the “Charter”) sets forth the purpose, composition, responsibilities and authority of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Bunker Hill Mining Corporation (“Bunker” or the “Corporation”).

1.0 MANDATE

1.1 The Committee shall:

(a)	Assist the Board in its oversight role with respect to the quality and integrity of the financial information.
(b)	Assess the effectiveness of the Corporation’s risk management and compliance practices.
(c)	Assess the independent auditor’s performance, qualifications and independence.
(d)	Assess the performance of the Corporation’s internal audit function.
(e)	Ensure the Corporation’s compliance with legal and regulatory requirements.
(f)	Prepare such reports of the Committee required to be included in any Management Information Circular in accordance with applicable laws or the rules of applicable securities regulatory authorities.

2.0 COMPOSITION AND MEMBERSHIP

2.1 The committee shall be composed of not less than three members each of whom shall be a director of the Corporation. A majority of the members of the Committee shall not be an officer or employee of the Corporation. All members shall satisfy the applicable independence and experience requirements of the laws governing the Corporation, the applicable stock exchanges on which the Corporation’s securities are listed and applicable securities regulatory authorities.

2.2. Each member of the Committee shall be financially literate as such qualification is interpreted by the Board of Directors in its business judgment.

2.3 Members of the Committee shall be appointed or reappointed at the annual meeting of the Corporation and in the normal course of business will serve a minimum of three years. Each member shall continue to be a member of the Committee until a successor is appointed, unless the member resigns, is removed or ceases to be a Director. The Board of Directors may fill a vacancy that occurs in the Committee at any time.

2.4 The Board of Directors or, in the event of its failure to do so, the members of the Committee, shall appoint or reappoint, at the annual meeting of the Corporation a Chairman among their number. The Chairman shall not be a former Officer of the Corporation. Such Chairman shall serve as a liaison between members and senior management.

3.0 MEETING SCHEDULES AND REPORTS

3.1 The time and place of meetings of the Committee and the procedure at such meetings shall be determined from time to time by the members therefore provided that:

(a)	A quorum for meetings shall be at least three members.
(b)	The Committee shall meet at least quarterly.
(c)	Notice of the time and place of every meeting shall be given in writing or by telephone, facsimile, email or other electronic communication to each member of the Committee at least 24 hours in advance of such meeting.
(d)	A resolution in writing signed by all directors entitled to vote on that resolution at a meeting of the Committee is as valid as if it had been passed at a meeting of the Committee.

3.2 Reports. The Committee shall report to the Board of Directors on its activities after each of its meetings. This will include a review to assess the adequacy of this charter annually and, when necessary, recommend changes to the Board of Directors for its approval. The Secretary will circulate the minutes of each meeting of the Committee to the members of the Board.

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3.3 Board Evaluations. The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the chairperson of the Committee or any other designated member of the Committee.

4.0 DUTIES AND RESPONSIBILITIES

4.1 Oversight of the Independent Auditor. With respect to the Independent Auditor, the Committee has:

(a)	Sole authority to appoint or replace the independent auditor (subject to shareholder ratification) and responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between Management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.
(b)	Sole authority to pre-approve all audit services as well as non-audit services (including the fees, terms and conditions for the performance of such services) to be performed by the independent auditor.
(c)	Evaluate the qualifications, performance and independence of the independent auditor, including (i) reviewing and evaluating the lead partner on the independent auditor’s engagement with the Corporation, and (ii) considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.
(d)	Obtain and review a report from the independent auditor at least annually regarding: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation.
(e)	Review and discuss with Management and the independent auditor prior to the annual audit the scope, planning and staffing of the annual audit.
(f)	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
(g)	Review as necessary policies for the Corporation’s hiring of partners, employees or former partners and employees of the independent auditor.

4.2 Financial Reporting. The Committee is to:

(a)	Review and discuss with Management and the independent auditor the annual audited financial statements prior to the publication of earnings.
(b)	Review and discuss with Management the Corporation’s annual and quarterly disclosures made in Management’s Discussion and Analysis. The Committee shall approve any reports for inclusion in the Corporation’s Annual Report, as required by applicable legislation.
(c)	Review and discuss with Management and the independent auditor management’s report on its assessment of internal controls over financial reporting and the independent auditor’s attestation report on management’s assessment.
(d)	Review and discuss with Management the Corporation’s quarterly financial statements prior to the publication of earnings.
(e)	Review and discuss with Management and the independent auditor at least annually significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.
(f)	Review and discuss with Management and the independent auditor at least annually reports from the independent auditors on: critical accounting policies and practices to be used; significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements; alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and Management, such as any management letter or schedule of unadjusted differences.

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(g)	Discuss with the independent auditor at least annually any “Management” or “internal control” letters issued or proposed to be issued by the independent auditor to the Corporation.
(h)	Review and discuss with Management and the independent auditor at least annually any significant changes to the Corporation’s accounting principles and practices suggested by the independent auditor, internal audit personnel or Management.
(i)	Discuss with Management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies.
(j)	Review and discuss with Management and the independent auditor at least annually the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.
(k)	Review and discuss with the Chief Executive Officer and the Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for the annual filings with applicable securities regulatory authorities.
(l)	Review disclosures made by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the annual filing with applicable securities regulatory authorities about any significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data or any material weaknesses in the internal controls, and any fraud involving Management or other employees who have a significant role in the Corporation’s internal controls.
(m)	Discuss with the Corporation’s General Counsel at least annually any legal matters that may have a material impact on the financial statements, operations, assets or compliance policies and any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.

4.3 Oversight of Risk Management. The Committee is to:

(a)	Review and approve periodically Management’s risk philosophy and risk management policies.
(b)	Review with Management at least annually reports demonstrating compliance with risk management policies.
(c)	Review with Management the quality and competence of Management appointed to administer risk management policies.
(d)	Review reports from the independent auditor at least annually relating to the adequacy of the Corporation’s risk management practices together with Management’s responses.
(e)	Discuss with Management at least annually the Corporation’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

4.4 Oversight of Regulatory Compliance. The Committee is to:

(a)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
(b)	Discuss with Management and the independent auditor at least annually any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting.
(c)	Meet with the Corporation’s regulators, according to applicable law.
(d)	Exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

4.5 Funding for the Independent Auditor and Retention of Other Independent Advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of issuing an audit report and to any advisors retained by the Committee.

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4.6 The Committee shall also have the authority to retain and, at Bunker’s expense, to set and pay the compensation for such other independent counsel and other advisors as it may from time to time deem necessary or advisable for its purposes. The Committee also has the authority to communicate directly with internal and external auditors.

5.0 PROCEDURES FOR RECEIPT OF COMPLAINTS AND SUBMISSIONS RELATING TO ACCOUNTING MATTERS

5.1 The Corporation shall inform employees on the Corporation’s intranet, if there is one, or via a newsletter or e-mail that is disseminated to all employees at least annually, of the officer (the “Complaints Officer”) designated from time to time by the Committee to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding questionable accounting or auditing matters.

5.2 The Complaints Officer shall be informed that any complaints or submissions so received must be kept confidential and that the identity of employees making complaints or submissions shall be kept confidential and shall only be communicated to the Committee or the Chair of the Committee.

5.3 The Complaints Officer shall be informed that he or she must report to the Committee as frequently as such Complaints Officer deems appropriate, but in any event no less frequently than on a quarterly basis prior to the quarterly meeting of the Committee called to approve interim and annual financial statements of the Corporation.

5.4 Upon receipt of a report from the Complaints Officer, the Committee shall discuss the report and take such steps as the Committee may deem appropriate.

5.5 The Complaints Officer shall retain a record of a complaint or submission received for a period of six years following resolution of the complaint or submission.

6.0 PROCEDURES FOR APPROVAL OF NON-AUDIT SERVICES

6.1 The Corporation’s external auditors shall be prohibited from performing for the Corporation the following categories of non-audit services:

(a)	Bookkeeping or other services related to the Corporation’s accounting records or financial statements.
(b)	Financial information systems design and implementation.
(c)	Appraisal or valuation services, fairness opinion or contributions-in-kind reports.
(d)	Actuarial services.
(e)	Internal audit outsourcing services.
(f)	Management functions.
(g)	Human resources.
(h)	Broker or dealer, investment adviser or investment banking services.
(i)	Legal services.
(j)	Expert services unrelated to the audit.
(k)	Any other service that the Canadian Public Accountability Board determines is impermissible.

6.2 In the event that the Corporation wishes to retain the services of the Corporation’s external auditors for tax compliance, tax advice or tax planning, the Chief Financial Officer of the Corporation shall consult with the Chair of the Committee, who shall have the authority to approve or disapprove on behalf of the Committee, such non-audit services. All other non-audit services shall be approved or disapproved by the Committee as a whole.

6.3 The Chief Financial Officer of the Corporation shall maintain a record of non-audit services approved by the Chair of the Committee or the Committee for each fiscal year and provide a report to the Committee no less frequently than on a quarterly basis.

7.0 ACCESS TO INFORMATION AND AUTHORITY

7.1 The Committee will be granted unrestricted access to all information regarding Bunker that is necessary or desirable to fulfill its duties and all directors, officers and employees will be directed to cooperate as requested by Members.

Dated:	26 August 2020
Approved by:	Audit Committee
Board of Directors.

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SCHEDULE “B”

INCENTIVE OPTION PLAN

[Please see attached.]

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SCHEDULE “C”

RESTRICTED STOCK UNIT INCENTIVE PLAN

Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada (the “Company”), sets forth herein the terms of its Restricted Stock Unit Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, key employees, consultants and other persons, and to motivate such officers, key employees, consultants and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of restricted stock units. Any of these awards of restricted stock units may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof (as such performance goals are specified in the Award Agreement).

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Affiliate” means, with respect to the Company, any person or company if it is a Subsidiary entity of the other or if both are Subsidiary entities of the same person or company within the meaning of Multilateral Instrument 61-101 – Protection of Minority Shareholders in Special Transactions.

2.2	“Award” means a grant of Restricted Stock Units under the Plan.

2.3	“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense; or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.6	“Change of Control” means (i) a takeover bid for a sufficient number of Shares such that if such number of Shares are tendered into the bid and the bid closes, the bidder and all parties acting jointly or in concert with the bidder (the “bid group”) would have direction or control over more than 50% of the outstanding common shares of the Company, excluding the shares subject to the Plan, unless parties exercising control or direction over a blocking number of common shares of the Company have provided by the date (the “blocking date”) which is five business days before the initial expiry date of the bid, their written undertaking to all Grantees under the Plan not to tender into the bid, in the aggregate, at least a blocking number of Shares; “blocking number” means that number of common shares of the Company which, if withheld from being tendered into the bid and assuming no increase in the number of outstanding common shares of the Company, would result in the bidder not acquiring direction or control over more than 50% of the outstanding common shares of the Company immediately following closing of the bid; (ii) a merger, consolidation, combination, reorganization or other transaction pursuant to which a party, or parties acting jointly and in concert, would acquire direction or control over more than 50% of the outstanding common shares of the Company or more than 50% of the votes attaching to all of the voting securities of any successor entity resulting from such transaction; (iii) a sale of all or substantially all of the assets of the Company determined on either a consolidated or a non-consolidated basis; or (iv) the election or appointment to the Board of a number of persons who represent a majority of the Board and who were not proposed or approved by a majority of the Board as previously constituted.The effective date of a Change of Control is (a) for the purposes of (i), the date immediately following the blocking date; (b) for the purposes of (ii) and (iii), the date of the latest of shareholder, other stakeholder, Court or other required approval of the transaction; and for the purposes of (iv), the date of the shareholder resolution or other corporate action approving the election or appointment.

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2.7	“Committee” means the Compensation committee of the Board, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.8	“Company” means Bunker Hill Mining Corp.

2.9	“Consultant” means, in relation to the Company, an individual (other than an Employee or a Director of the Issuer) or company that:

2.9.1	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a distribution;

2.9.2	provides the services under a written contract between the Company or the Affiliate and the individual or the company, as the case may be;

(i)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

(ii)	has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

2.10	“Director” means a director, senior officer or Management Company Employee of the Company.

2.11	“Effective Date” means November 15, 2019, the date the Plan is approved by the Board.

2.12	“Employee” means:

(a)	an individual who is considered an employee of the Company or its Subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(b)	an individual who works full-time for the Company or its Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(c)	an individual who works for the Company or its Subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source.

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2.13	“Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on the CSE or another established national or regional stock exchange or is publicly traded on an established securities market, the Fair Market Value of the Company’s Shares shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of a Share as determined by the Board in good faith.

2.14	“GAAP” means, at any time, accounting principles generally accepted in the United States, at the relevant time applied on a consistent basis.

2.15	“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.16	“Grantee” means a person who receives or holds an Award under the Plan.

2.17	“Management Company Employee” means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in investor relations activities.

2.18	“Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.19	“Plan” means this Bunker Hill Mining Corp. Restricted Stock Unit Incentive Plan.

2.20	“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the right to receive one Share, subject to the restrictions and vesting provisions provided herein, and awarded to a Grantee pursuant to Section 8 hereof.

2.21	“Securities Act” means the Securities Act (Ontario), as now in effect or as hereafter amended.

2.22	“Service” means service of a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.23	“Service Provider” means an Employee or Consultant of the Company or its Subsidiary.

2.24	“Share(s)” means the issued and outstanding common shares of the Company.

2.25	“Stock Exchange” means the CSE, or any other stock exchange on which the Common Shares are then listed for trading, as applicable;

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2.26	“Subsidiary” means any “subsidiary entity” of the Company within the meaning of Multilateral Instrument 61-101 – Protection of Minority Shareholders in Special Transactions.

3.	ADMINISTRATION OF THE PLAN

3.1	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles and applicable law and subject to Stock Exchange rules and policies. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2	Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, other than the Board’s power and authority to grant awards or to issue Shares to Grantees upon the vesting of an Award, consistent with the articles of the Company and applicable law.

(i)	Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who meet such requirements as may be established from time to time by the securities regulatory authorities for such incentive plans and who comply with the independence requirements of applicable securities regulatory policies.

(ii)	The Board may also appoint one or more separate committees of the Board, each composed of one or more Directors of the Company who need not be Outside Directors, who may administer the Plan and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board may not delegate its authority to grant Awards or to issue Shares to Grantees upon the vesting of an Award.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3	Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees;

(ii)	determine the number of Shares to be subject to an Award;

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(iii)	establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of an Award and any other terms or conditions);

(iv)	prescribe the form of each Award Agreement evidencing an Award;

(iv)	establish performance criteria; and

(v)	amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside Canada to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may, within 30 days, annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5	Book Entry

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

4.	SHARES SUBJECT TO THE PLAN

Shares issued or to be issued under the Plan shall be authorized but unissued shares. Subject to adjustment as provided in Section 11 hereof or as required by the Stock Exchange, the maximum number of Shares available for issuance under the Plan shall be 7,249,278. The number of Shares issued or to be issued under the Plan, shall not exceed 10% of the total number of the issued and outstanding Shares. In the event that an Award is exercised for Shares, the Shares reserved for issuance in connection with such Award will be returned to the pool of available Shares authorized for issuance under the Plan and will be available for reservation pursuant to a new Award grant. If any Shares covered by an Award are forfeited, or if an Award terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions. The number of Shares reserved pursuant to this Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

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Notwithstanding the foregoing:

(i)	the number of securities issuable to insiders of the Company the Plan, at any time, cannot exceed 10% of the issued and outstanding Shares; and

(ii)	the number of securities issued to insiders of the Company pursuant to the Plan, within any one-year period, cannot exceed 10% of the issued and outstanding Shares.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1	Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year of the Effective Date and the applicable Stock Exchange(s). Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2	Term

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date or extended as provided in Section 5.3.

5.3	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend the Plan or suspend, extend or terminate the Plan, subject to the requirements of the Stock Exchange(s), as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, the Plan shall not be amended to (i) remove or exceed the 10% insider participation limit, (ii) increase the maximum number of Shares made available from treasury under the Plan, (iii) extend the term of an RSU for the sole benefit of an Insider, or (iv) change this amendment provision without approval of the shareholders of the Company. However, amendments of a housekeeping nature, changes to vesting provisions, changes to the term of the Plan or Awards made hereunder or changes to performance criteria will not require shareholder approval.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Service Providers

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Board shall determine and designate from time to time. The Company and the Grantee of Restricted Stock Units are responsible for ensuring and confirming that the Grantee of Restricted Stock Units is a bona fide Service Provider.

6.2	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award.

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7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

8.1	Grant of Restricted Stock Units

Awards shall be in the form of Restricted Stock Units. Subject to the restrictions and vesting provisions provided in Section 8.2, each RSU shall entitle the Grantee to receive one Share.

8.2	Restrictions and Vesting

At the time a grant of Restricted Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “Vesting period”) applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may be subject to a different Vesting period. The Board may, in its sole discretion, at the time a grant of Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock Units in accordance with Section 9.1. Notwithstanding the foregoing, (i) Restricted Stock Units shall vest in full from a period beginning on the Grant Date to the date which is not later than three (3) years from the Grant Date; (ii) Restricted Stock Units for which vesting may be accelerated by achieving performance targets shall vest in full from a period beginning on the Grant Date to the date which is not later than three (3) years from the Grant Date; and, (iii) at the election of an Outside Director at the time the Award is granted, Restricted Stock Units may vest in full from a period beginning on the Grant Date to the date which is not later than three (3) years from the Grant Date, and (b) if no election is made, upon the earlier of a Change of Control in accordance with Section 11.2 or his or her resignation from the Board.

Restricted Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (other than to the Grantee’s beneficiary or estate, as the case may be, upon the death of the Grantee) during the Vesting period.

Upon the death of a Grantee, any RSUs granted to such Grantee which, prior to the Grantee’s death, have not vested, will immediately vest and the Grantee’s estate shall be entitled to receive payment in accordance with Section 8.6 hereof.

8.3	Restricted Stock Unit Accounts

An account will be maintained by the Secretary of the Company, or such other officer of the Company as the Board may designate, in the name and for the benefit of the Grantee, in which will be recorded the number of RSUs granted to the Grantee, the Grant Date and expiry date of the RSUs.

8.4	Rights of Holders of Restricted Stock Units

8.4.1	Voting and Dividend Rights

Grantees of Restricted Stock Units shall have no rights as shareholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the Grantee shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Stock Unit granted equal to the per-share dividend paid on the outstanding Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of the Shares on the date that such dividend is paid.

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8.4.2	Creditor’s Rights

A Grantee shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.5	Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, subject to the requirements of the Stock Exchange(s), upon the termination of a Grantee’s Service, any RSUs granted to a Grantee that have not vested and will not vest within 30 days from the date of termination, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of RSUs, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to receive dividends with respect to the RSUs.

8.5.1	Termination for Cause and Voluntary Resignation

If a Grantee ceases to be an Employee as a result of termination for Cause, then effective as of the date notice is given to the Grantee of termination, the Company may, within 30 days, annul an award if the Grantee is an employee of the Company or an affiliate thereof. If a Grantee’s employment is terminated with cause, or at the option of the Grantee, unless the Board otherwise provides in an award agreement or in writing after the award agreement is issued, any RSUs that have not vested and will not vest within 30 days from the date of termination, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

8.6	Delivery of Shares

Upon the expiration or termination of the Vesting period and the satisfaction of any other restrictions prescribed by the Board, the RSUs shall vest and shall be settled in Shares issued by the Company from treasury and, unless otherwise provided in the Award Agreement, a share certificate for that number of Shares equal to the number of vested RSUs shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

Settlement of RSUs shall be in Shares issued by the Company from treasury. The Committee shall specify the circumstances in which Awards shall be made or forfeited in the event of termination of Service by the Grantee prior to vesting.

8.7	Exchange Hold Period

If the Award is granted to an officer, promoter or other insider of the Company and if required by Stock Exchange rules, then the Award will bear a legend stipulating that the Award is subject to a four-month hold period commencing on the Grant Date.

9.	TERMS AND CONDITIONS OF AWARDS

9.1	Performance Conditions

The granting and vesting of RSUs may be subject to such performance conditions as may be specified by the Board in the Award Agreement. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

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9.2	Performance Goals Generally

The performance goals for Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.1. Performance goals shall be objective and shall otherwise meet the requirements that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. The Committee may determine that Awards shall vest upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the vesting of an Award. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

9.3	Business Criteria

The Board, in its sole discretion, may establish business criteria for the purpose of establishing performance goals in accordance with Section 9.1, including but not limited to, one or more of the following business criteria for the Company, on a consolidated basis, and/or specified Subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria): (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the S&P/TSX Composite Index; (3) past service to the Company; (4) net income; (5) pre-tax earnings; (6) earnings before interest expense, taxes, depreciation and amortization; (7) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital; (15) ratio of debt to shareholders’ equity; (16) revenue; and (17) free cash flow and free cash flow per share. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

9.4	Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be determined by the Board.

9.5	Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Award and as to the achievement of performance goals relating to Awards, and the amount of any final Awards, shall be made in writing.

10.	REQUIREMENTS OF LAW

10.1	General

The Plan shall comply with the provisions of any applicable law or regulation of any governmental authority, including without limitation any federal, state or provincial securities laws or regulations and the requirements of any stock exchange having jurisdiction. The failure to comply with such laws or regulations, including without limitation the Securities Act, may result in a termination of the Plan and/or the forfeiture of previously granted RSUs.

11.	EFFECT OF CHANGES IN CAPITALIZATION

11.1	Changes in Shares

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust the number and kind of shares subject to outstanding Awards.

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11.2	Change of Control

Upon the occurrence of a Change of Control, all outstanding Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock Units shall be deemed to have lapsed and the Shares subject to such Restricted Stock Units shall be issued and delivered, immediately prior to the occurrence of such Change of Control.

11.3	Adjustments

Adjustments under Section 11.1 relating to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share. The Board may provide in the Award Agreement at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 11.1 and 11.3.

11.4	No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

12.	GENERAL PROVISIONS

12.1	Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be an officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to issue Shares or pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation only in respect of those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

12.2	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

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12.3	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, provincial, state, or local taxes of any kind required by law to be withheld with respect to the vesting of an Award or upon the issuance of any Shares upon the vesting of an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

12.4	Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

12.5	Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

12.6	Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

12.7	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.8	Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

12.9	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

12.10	Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern.

12.11	Time of Essence

Time is of the essence of this Plan and of each Award Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

Approved by the Board of Directors on March 25, 2020.

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SCHEDULE “D”

BUNKER HILL MINING CORP.

DEFERRED SHARE UNIT PLAN

Section 1. Interpretation and Administrative Provisions

1.1 Purpose

The purposes of the Plan are to: (i) align the interests of directors of the Corporation with the long term interests of shareholders; and (ii) allow the Corporation to attract and retain high quality directors.

1.2 Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Affiliate” means any entity that is an “affiliate” for purposes of the Canadian Securities Administrators National Instrument 45-106 Prospectus and Registration Exemptions, as amended from time to time.

“Applicable Withholdings” means all income taxes and statutory amounts required to be withheld by the Corporation.

“Award Date” means the date that compensation is paid to a Participant. “Board” means the board of directors of the Corporation.

“Canadian Participant” means any Participant who is not a U.S. Participant and who is a Canadian resident for tax purposes.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder.

“Committee” means the Committee of the Board to which the Board has delegated responsibility for the administration of this Plan and, in the absence of such a delegation means the Board.

“Common Share” means a common share of the Corporation.

“Corporation” means Bunker Hill Mining Corp., and such of its Affiliates as are designated by the Board from time to time.

“Deferred Share Unit” means a right granted to an Eligible Person to receive, as set out in the Plan, the Share Unit Amount.

“Dividend Deferred Share Unit” has the meaning set out in Section 3.3.

“Election Notice” means a notice substantially in the form set out as Schedule B, as amended by the Committee from time to time.

“Eligible Person” means any director of the Corporation.

“Expiry Date” means December 15 of the year following the year in which the Eligible Person ceases to hold all offices and employment with the Corporation.

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“Fair Market Value” means the volume weighted average trading price of a Common Share of the Corporation on the principal stock exchange on which such Common Shares are traded for the 20 trading days immediately preceding the applicable day (calculated as the total value of Common Shares traded over the 20 day trading period divided by the total number of Common Shares traded over the 20 trading day period).

“Grant Agreement” means an agreement substantially in the form set out as Schedule A, as amended by the Committee from time to time.

“Grant Date” means the date the Committee completes all requisite actions required to approve the grant of a Deferred Share Unit.

“Participant” means any Eligible Person to whom a Deferred Share Unit is granted.

“Plan” means the Bunker Hill Mining Corp. Deferred Share Unit Plan as amended from time to time.

“Redemption Date” means the date elected by a Canadian Participant pursuant to Section 3.4(a) and the date elected by a U.S. Participant pursuant to section 3.4(b).

“Redemption Notice” mean a notice substantially in the form set out as Schedule C, as amended by the Committee from time to time.

“Separation from Service” means, with respect to a U.S. Participant, the first date on or after the U.S. Participant’s Termination Date on which the Participant has a separation from service under Treasury Regulation Section 1.409A-1(h).

“Share Unit Account” means the notional account maintained for each Participant to which Deferred Share Units are credited.

“Share Unit Amount” has the meaning set out in Section 3.5.

“Termination Date” means the date a Participant ceases to be a director of the Corporation and ceases to hold any other position with the Corporation.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“U.S. Participant” means, any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A).

“Vested Deferred Share Unit” has the meaning set out in Section 3.8.

“Vesting Date” means the date or dates designated in the Grant Agreement, or such earlier date as is provided for in the Plan or is determined by the Committee.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

1.3 Effective Date of Plan

The effective date of the Plan is April 21, 2020.

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Section 2. Administration

2.1 Administration of the Plan

Subject to the Committee reporting to the Board on all matters relating to this Plan and obtaining approval of the Board for those matters required by the Committee’s mandate, this Plan will be administered by the Committee which has the sole and absolute discretion to: (i) grant Deferred Share Units to Eligible Persons; (ii) interpret and administer the Plan; (iii) establish, amend and rescind any rules and regulations relating to the Plan; (iv) establish conditions to the vesting of Deferred Share Units; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

To the extent that any Deferred Share Unit granted to a U.S. Participant is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, such Deferred Share Unit shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest or penalties under Code Section 409A, and otherwise (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Corporation or contravening Code Section 409A. However, the Corporation shall have no obligation to modify the Plan or any Deferred Share Unit and does not guarantee that Deferred Share Units will not be subject to taxes, interest and penalties under Code Section 409A.

2.2 Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.3 Determination of Value if Common Shares Not Publicly Traded

Should Common Shares no longer be publicly traded at the relevant time such that the Fair Market Value cannot be determined in accordance with the formula set out in the definition of that term, the Fair Market Value of a Common Share shall be determined by the Committee in its sole discretion.

2.4 Taxes and Other Source Deductions

The Corporation shall be authorized to deduct from any amount to be paid or credited hereunder any Applicable Withholdings in such manner as the Corporation determines, to the extent such Applicable Withholdings are not satisfied through the sale of Shares as provided in Section 3.5.

2.5 U.S. Participant

Notwithstanding any other provision of the Plan to the contrary:

(a)	If at the time of Separation from Service the Company’s stock is publicly traded on an established securities market or otherwise, each U.S. Participant who is a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i), shall not receive any payment under the Plan until the first day of the seventh month following the date of such Participant’s Separation from Service (or, if earlier, the date of death).

(b)	The acceleration of the time of any payment under the Plan is prohibited except as provided in Treasury Regulation Section 1.409A-3(j)(4) and administrative guidance promulgated under Section 409A of the Code.

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Section 3. Deferred Share Units

3.1 Awards of Deferred Share Units

The Committee may grant Deferred Share Units to Eligible Persons in its sole discretion. The award of a Deferred Share Unit to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent grant of Deferred Share Units.

3.2 Election to Defer Director Retainer

An Eligible Person may elect to defer all or any portion of the retainer or compensation that would otherwise be received by the Eligible Person in cash, by electing to receive such retainer or compensation in the form of Deferred Share Units, by delivering to the Corporation an Election Notice not later than December 31 of the year preceding the first date of any period in respect of which the retainer or incentive compensation would be earned. An Eligible Person who elects to defer retainer or compensation by electing to receive such retainer in the form of Deferred Share Units will be awarded the number of Deferred Share Units determined by dividing the dollar amount of the retainer or compensation to be deferred by the Fair Market Value of a Common Share as at the Award Date. Elections pursuant to this section, when made, shall be irrevocable and may not be made during a period when the Eligible Person is prohibited from trading in securities of the Corporation by the Corporation’s disclosure and insider trading policy.

3.3 Crediting of Deferred Share Units and Dividend Deferred Share Units

Deferred Share Units granted to a Participant shall be credited to the Participant’s Share Unit Account on the Grant Date. Each grant of Deferred Share Units must be confirmed by a Grant Agreement signed by the Corporation and the Participant. From time to time, a Participant’s Share Unit Account shall be credited with Dividend Deferred Share Units in the form of additional Deferred Share Units (“Dividend Deferred Share Units”) in respect of outstanding Deferred Share Units on each dividend payment date in respect of which normal cash dividends are paid on Shares. Such Dividend Deferred Share Units shall be computed as:

(a)	the amount of the dividend declared and paid per Common Share multiplied by the number of Deferred Share Units recorded in the Participant’s Share Unit Account on the date for the payment of such dividend, divided by

(b)	the Fair Market Value of a Common Share as at the dividend payment date.

3.4 Redemption Date Notice

Participants shall elect a Redemption Date for Deferred Share Units as follows:

a)	Canadian Participants may elect at any time to redeem Vested Deferred Share Units on any date or dates after the Termination Date and on or before the Expiry Date (the “Redemption Date”); and

b)	U.S. Participants shall elect to redeem Vested Deferred Share Units on a fixed date or dates during the period commencing after the Termination Date and on or before the Expiry Date (the “Redemption Date”) provided that such election must be irrevocably made prior to the earlier of: (i) receipt by the U.S. Participant of each award of Deferred Share Units; and (ii) the first day of the taxable year of the U.S. Participant in which the period over which the award is to be earned, begins. For this purpose a “fixed date” may include any permissible payment event under Section 409A of the Code, for example, Separation from Service. Notwithstanding anything to the contrary in this Section, the Redemption Date with respect to U.S. Participants shall mean the later of the elected date and the date the U.S. Participant has a Separation from Service. Provided that if the Participant does not elect a Redemption Date in respect of an award of Deferred Share Units, the Deferred Share Units shall be redeemed on the Expiry Date.

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3.5 Redemption of Deferred Share Units

The Company shall redeem the Vested Deferred Share Units elected to be redeemed by the Participant on the elected Redemption Date by paying to the Participant an amount (the “Share Unit Amount”) equal to: (A) the number of Vested Deferred Share Units elected to be redeemed multiplied by (B) the Fair Market Value minus (C) Applicable Withholdings. The Deferred Share Unit Amount shall be paid as a lump-sum by the Company within ten business days of the Redemption Date.

3.6 Effect of Redemption of Deferred Share Units.

A Participant shall have no further rights respecting any Vested Deferred Share Unit which has been redeemed in accordance with the Plan.

3.7 Reporting of Deferred Share Units

Statements of the Deferred Share Unit Accounts held by each Participant will be made available to the Participant annually.

3.8 Vesting Date

Each Deferred Share Unit shall vest (become a “Vested Deferred Share Unit”) on the Vesting Date, conditional on the satisfaction of any additional vesting conditions established by the Committee from time to time. Dividend Deferred Share Units shall vest at the same time and in the same proportion as the associated Deferred Share Units.

3.9 Ceasing to be an Eligible Person

If a Participant ceases to be an Eligible Person, except to the extent specifically provided to the contrary in the Grant Agreement, all the Participant’s Deferred Share Units and related Dividend Deferred Share Units shall vest immediately prior to the Participant’s termination date.

Section 4. General

4.1 Capital Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting Common Shares, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (for the purpose of preserving the value of the Deferred Share Units), with respect to (i) the number or kind of shares or other securities on which the Deferred Share Units and Dividend Deferred Share Units are based; and (ii) the number of Deferred Share Units and Dividend Deferred Share Units; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares.

4.2 Amendment, Suspension, or Termination of Plan

The Committee may amend, suspend or terminate the Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange), if any, that require the approval of shareholders or any governmental or regulatory body.

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If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Committee and in force at the time of this Plan, will continue in effect as long as a Deferred Share Unit or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Deferred Share Units it would be entitled to make if the Plan were still in effect. The Committee may amend or modify any outstanding Deferred Share Unit in any manner to the extent that the Committee would have had the authority to initially grant the award as so modified or amended; provided that, where such amendment or modification is materially adverse to the holder, the consent of the holder is required to effect such amendment or modification.

4.3 Non-Exclusivity

Nothing contained herein will prevent the Committee from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.

4.4 Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

4.5 Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and each Participant, including without limitation, the legal representative of a Participant, or any receiver or trustee in bankruptcy or representative of the creditors of the Corporation or a Participant.

4.6 Transferability of Awards

Rights respecting Deferred Share Units and Dividend Deferred Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

4.7 No Special Rights

Nothing contained in the Plan or in any Deferred Share Unit or Dividend Deferred Share Unit will confer upon any Participant any right to be nominated as a director of the Corporation or interfere in any way with the right of the Corporation at any time to accept the resignation of the Participant or not nominate the Participant for election as a director of the Corporation.

Deferred Share Units and Dividend Deferred Share Units shall not be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Participant be considered the owner of Common Shares by virtue of his ownership of Deferred Share Units or Dividend Deferred Share Units.

4.8 Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under Canadian,

U.S. or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Corporation shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.

4.9 No Liability

The Corporation shall not be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares.

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SCHEDULE A

BUNKER HILL MINING CORP.

DEFERRED SHARE UNIT PLAN

GRANT AGREEMENT FOR DEFERRED SHARE UNITS

[Name of Director] (the “Participant”)

Pursuant to the BUNKER HILL MINING CORP. Deferred Share Unit Plan effective April 21, 2020, (the “Plan”), and in consideration of services provided to the Corporation by the Participant, BUNKER HILL MINING CORP. hereby grants to the Participant Deferred Share Units under the Plan.

All capitalized terms not defined in this Grant Agreement have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

The Vesting Date for this award is the Grant Date.

BUNKER HILL MINING CORP. and the Participant understand and agree that the granting and redemption of these Deferred Share Units and any related Dividend Deferred Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Grant Agreement. For greater certainty, the Participant authorizes the Corporation to pay Applicable Withholdings on the redemption of any Deferred Share Units.

DATED	_________________________

BUNKER HILL MINING CORP.

Per:

I agree to the terms and conditions set out herein.

Name:

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SCHEDULE “E”

CORPORATE GOVERNANCE COMMITTEE CHARTER

BUNKER HILL MINING CORP. (the “Corporation”)

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE (the “Committee”) CHARTER

ARTICLE 1 PURPOSE

1.1 The Committee has been established by the board of directors of the Corporation (the “Board”) to:

a. identify individuals qualified to become Board members;

b. to assess and report on the effectiveness of the Board and any committees thereof; and

c. to develop and recommend to the Board a set of corporate governance policies and principles applicable to the Corporation in light of the corporate governance guidelines published by regulatory bodies having jurisdiction.

ARTICLE 2 COMPOSITION OF COMMITTEE, CHAIRPERSON

2.1 The Committee will be comprised of at least three directors, all of whom will:

a. be independent as defined under Multilateral Instrument 52-110 of the Canadian Securities Administrators; and

b. Members of the Committee, including the Chairperson, will be appointed and may be removed, with or without cause, by the Board on its own initiative or on the recommendation of the Committee.

ARTICLE 3 MEETINGS AND QUORUM

3.1 The Committee will meet, in person or by teleconference, at least once a year; provided that the Chairperson or any other member of the Committee may call a meeting at any time.

3.2 The Committee will report to the Board on its activities at the Board meeting next following each Committee meeting.

3.3 The Committee may specifically delegate to any one or more of its members authority to conclude any matter requiring the authority of the Committee. The outcome of any such delegation will be reported to the Committee at its next meeting.

3.4 The quorum at any meeting of the Committee will be a majority of the members of the Committee.

3.5 Unless otherwise determined by the Committee, the Corporation’s Secretary will act as Secretary to the Committee.

ARTICLE 4 DUTIES AND RESPONSIBILITIES

4.1 The Committee will develop and facilitate an appropriate orientation program for newly elected directors of the Corporation to familiarize new directors with the Corporation’s strategic plan, the business environment and market in which the Corporation operates, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, and its principal officers. Such program will also include an understanding of what is expected from the director on appointment in terms of his/her contribution.

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4.2 Subject to the powers and duties of the Board, the responsibilities of the Committee generally include, but are not limited to, undertaking the following:

a. developing the approach of the Corporation to matters of corporate governance and making recommendations to the Board with respect to all such matters;

b. preparing and recommending to the Board a set of governance principles and practices applicable to the Corporation and to be included in its public disclosure material;

c. keeping abreast of best corporate governance practices, both locally and abroad and making recommendations to the Board on the need, where appropriate, for Board member participation in continuing education programs;

d. evaluating the effectiveness of the Board and its committees and of management of the Corporation as a whole and reporting thereon to the Board;

e. reviewing, from time to time, the structure, composition and size of the Board, with a view to determining the impact of the number of Board members upon its effectiveness and reporting thereon to the Board;

f. developing and recommending to the Board criteria for the selection of candidates to serve on the Board;

g. considering the advisability of, and any requirements for, rotation of members of the Board and making the appropriate recommendations to the Board in connection therewith;

h. identifying and evaluating potential nominees for Board membership and, after assessing the credentials and fitness for office of each proposed nominee, recommending to the Board appropriate nominees for election to the Board at annual general meetings of the shareholders;

i. considering the composition and mandates of the Board committees and the selection and rotation of committee members and chairmen, and submitting recommendations to the Board in connection therewith;

j. reviewing Committee member qualifications and annually conducting a performance evaluation of the Committee;

k. assessing the Corporation’s current directors’ and officers’ insurance policy and making recommendations relating to its renewal or amendment or the replacement of the current insurer;

l. consider or establish a plan of succession;

m. subject to applicable laws and the articles and by-laws of the Corporation, formulating and administering all policies and practices of the Corporation with respect to the indemnification of directors and officers by the Corporation and approving all payments made pursuant thereto;

n. reviewing and approving any corporate governance report to be made in accordance with applicable securities laws and stock exchange regulations for inclusion in the Corporation’s annual information form, management proxy circular and/or annual report; and

o. performing such other functions as may be designated in future resolutions of the Board.

ARTICLE 5 GENERAL

5.1 This Charter may from time to time be amended pursuant to corporate governance rules, regulations and trends as required, subject to the approval of the Board.

Approved by the Board of Directors of Bunker Hill Mining Corporation, November 10, 2020

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SCHEDULE “F”

COMPENSATION COMMITTEE CHARTER

BUNKER HILL MINING CORP. (the “Corporation”)

COMPENSATION COMMITTEE (the “Committee”) CHARTER

ARTICLE 1 - PURPOSE

1.1 The Committee has been established by the board of directors of the Corporation (the “Board”) to review and recommend compensation policies and programs to the Corporation as well as salary and benefit levels for its executives. The objective of the Committee will be to assist in attracting, retaining and motivating executives and key personnel in view of the Corporation’s goals.

ARTICLE 2 - COMPOSITION OF COMMITTEE, CHAIRPERSON

2.1 The Committee will be comprised of at least three directors, all of whom will be independent as defined under Multilateral Instrument 52-110 of the Canadian Securities Administrators.

2.2 Members of the Committee, including the chairperson, will be appointed by the Board and may be removed by the Board, with or without cause, on its own initiative or on the recommendation of the Committee.

ARTICLE 3 - MEETINGS AND QUORUM

3.1 The Committee will meet at least once a year, in person or by teleconference, provided that the Chairperson or any other member of the Committee may call a meeting at any other time.

3.2 The Committee will report to the Board on its activities at the Board meeting next following each Committee meeting.

3.3. The Committee may specifically delegate to any one or more of its members authority to conclude any matter requiring the authority of the Committee. The outcome of any such delegation will be reported to the Committee at its next meeting.

3.4 The quorum at any meeting of the Committee will be a majority of the members of the Committee.

3.5 Unless otherwise determined by the Committee, the Corporation’s Secretary/CFO will act as Secretary to the Committee.

ARTICLE 4 - DUTIES AND RESPONSIBILITIES

4.1 The responsibilities of the Committee will generally include, but are not restricted to, undertaking the following:

(a) reviewing and making recommendations to the Board with respect to the overall compensation strategy and policies for directors, officers and employees of the Company;

(b) reviewing and making recommendations to the independent members of the Board with respect to the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and recommending to the independent members of the Board the compensation level of the Chief Executive Officer based on the annual performance evaluation of the Chief Executive Officer provided by the Executive Chairman with input from the Lead Independent Director in light of those goals and objectives;

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(c) reviewing and making recommendations to the independent members of the Board with respect to the compensation of the Executive Chairman;

(d) reviewing and approving the compensation of the other named executive officers based on the performance evaluation of such executives provided by the Chief Executive Officer;

(e) overseeing and approving awards under the Company’s incentive compensation and equity-based plans including the Stock Option Plan, Long-Term Incentive Plan and Directors’ Deferred Share Unit Plan in accordance with the terms of such Plans;

(f) making recommendations to the Board with respect to the Company’s incentive compensation and equity-based plans that are subject to Board approval;

(g) considering the implications of the risks associated with the Company’s compensation policies and practices;

(h) considering feedback from shareholders with respect to the Company’s overall compensation strategy;

(i) reviewing and approving the annual disclosure relating to executive compensation contained in the Management Information Circular of the Company;

(j) reporting regularly to the Board and, where appropriate, making recommendations to management of the Company and/or to the Board;

(k) liaising with the Audit & Risk Committee of the Board, as appropriate, on matters relevant to the Company’s management of enterprise risk;

(l) reviewing and assessing its mandate and recommending any proposed changes to the Corporate Governance Committee of the Board; and

(m) evaluating the functioning of the Committee on an annual basis, including with reference to the discharge of its mandate.

4.2 The Committee will have the sole authority to engage and compensate any outside advisor that it determines to be necessary to permit it to carry out its duties.

ARTICLE 5 - GENERAL

5.1 This Charter may from time to time be amended pursuant to regulatory rules, regulations and trends as required, subject to the approval of the Board.

Approved by the Board of Directors of Bunker Hill Mining Corporation

Dated: 01 June 2021

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